UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Piper Sandler Companies

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter from our Chairman and CEO
April 9, 2026
Fellow Shareholders:
You are invited to join us for our 2026 annual meeting of shareholders which will take place on Wednesday, May 20, 2026 at 1:00 p.m. Central Time. The meeting will be held virtually via webcast. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.
2025 marked another year of strong performance for our company. We achieved adjusted net revenues of $1.88 billion, adjusted net income of $318 million, and adjusted earnings per share of $4.43, each a non-GAAP financial measure. These results reflect strong growth from 2024 and included record or near-record revenues from several of our businesses, including our advisory services, equities institutional brokerage, public finance, and fixed income businesses, with standout years from many groups within those businesses. Our performance reflects our continued focus on finding new opportunities to serve and increase our value to our clients and execute on our long-term growth strategy. In addition, we returned $239 million of capital to shareholders through share repurchases and dividends for the year, and on March 23, 2026, we completed a four-for-one forward stock split of our shares of common stock. We continue to be excited by the opportunities that we see ahead of us for delivering value to you, our shareholders.
We are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a printed set of proxy materials.
Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.
We are thankful that you have chosen to be our shareholders, and we look forward to continuing to serve our clients and provide long-term returns to our shareholders.
Sincerely,
Chad R. Abraham
Chairman and Chief Executive Officer

Notice of Annual Meeting
of Shareholders
May 20, 2026, at 1:00 p.m., Central Time
Virtually at www.virtualshareholdermeeting.com/PIPR2026
To the Shareholders of Piper Sandler Companies:
The 2026 annual meeting of shareholders of Piper Sandler Companies will be held virtually on Wednesday, May 20, 2026 at 1:00 p.m., Central Time, for the following purposes:
1.
The election of ten directors, each for a one-year term.

2.
Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies for the fiscal year ending December 31, 2026.

3.
An advisory (non-binding) vote to approve the compensation of the officers disclosed in the attached proxy statement, or say-on-pay vote.

4.
Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

We believe that a virtual annual meeting of shareholders provides greater access to those who may want to attend and, therefore, have chosen this over an in-person meeting for 2026. In order to vote on the matters brought before the meeting, you may submit your proxy vote by telephone or internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m., Eastern Time on Tuesday, May 19, 2026 for any shares you hold directly, and by no later than 11:59 p.m., Eastern Time on Friday, May 15, 2026 for any shares you hold in a retirement plan. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of shares of our common stock at the close of business on March 24, 2026 are entitled to notice of, and to vote at, the meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 20, 2026
Our proxy statement and 2025 annual report are available at
www.pipersandler.com/proxymaterials.
By Order of the Board of Directors
John W. Geelan
Secretary
April 9, 2026

PROXY STATEMENT

PROXY STATEMENT
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2026
INTRODUCTION
The Board of Directors of Piper Sandler Companies is soliciting proxies for use at the annual meeting of shareholders to be held virtually on May 20, 2026, and at any adjournment or postponement of the meeting. The notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about April 9, 2026.
Executive Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareholders
Date and Time:	Wednesday, May 20, 2026, at 1:00 p.m., Central Time
Website:	www.virtualshareholdermeeting.com/PIPR2026
Record Date:	March 24, 2026
Virtual Annual Meeting
The 2026 annual meeting of shareholders will be a completely virtual meeting conducted via webcast. We have determined that this is the best method to ensure that our shareholders can participate in the annual meeting. All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the virtual annual meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2026.
To participate in the annual meeting, you will need to provide the 16-digit control number included on your proxy card.
If you wish to participate in the annual meeting, please log on to the link included above at least 15 minutes prior to the start of the annual meeting to provide time to register, download the required software, if necessary, and test your internet connectivity. If you access the annual meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate. We believe that a virtual meeting provides greater access to those who may want to attend our annual meeting of shareholders and, therefore, have chosen this over an in-person meeting.
We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for shareholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our Investor Relations section of our website at www.pipersandler.com as soon as practicable after the annual meeting, and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform.
We evaluate annually the method of holding our annual meeting of shareholders, taking into consideration the above factors as well as the proposed agenda items.

Executive Summary

Voting Matters
The Board of Directors recommends you vote FOR each Director Nominee listed in Proposal 1, and FOR each of Proposal 2 and Proposal 3:
Proposal		Page Reference
1.	Election of Directors	7
	The Board of Directors believes the ten director nominees as a group have the experience and skills that are necessary to effectively oversee our company.
2.	Ratification of Selection of Independent Auditor	62
	The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2026.
3.	Advisory (Non-Binding) Vote on Executive Compensation	63
	The Board of Directors is asking shareholders to provide advisory approval of the compensation of the officers disclosed in this proxy statement, or a say-on-pay vote.

Executive Summary

How to Participate in the Virtual Meeting

Participate via the internet	Voting during the meeting	Submitting Questions
To attend the virtual meeting, visit www.virtualshareholdermeeting.com/PIPR2026	To vote your shares during the meeting, click on the vote button provided on the screen and follow the instructions provided	Questions may be submitted live during the meeting by typing them in the dialog box provided on the bottom corner of the screen
For technical assistance on the day of the Annual Meeting, call the support line at 844-986-0822 (Toll Free) or 303-562-9302 (International Toll).
Other Ways to Vote Your Shares

Internet	Telephone	Mail
Go to www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)	If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT!
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 20, 2026
Our Proxy Statement for the 2026 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.pipersandler.com/proxymaterials

Executive Summary

2025 Performance Highlights*
In 2025, we achieved our company’s second-highest adjusted net revenues, adjusted net income, and adjusted earnings per share. Our results were largely driven by strong contributions across our platform, which, combined with continued operating discipline and expense management, resulted in strong profitability with a 39% increase in adjusted net income from 2024. We believe that these results demonstrate the continued breadth and strength of our diversified platform. Our 2025 performance highlights include:
$1.88B Adjusted Net Revenues	We generated adjusted net revenues of $1.88 billion.
$318M Adjusted Net Income	We achieved adjusted net income of $318 million.
$4.43** Adjusted Earnings Per Share	We achieved adjusted earnings per diluted common share (referred to in this proxy statement as “adjusted earnings per share”) of $4.43.

*
Adjusted net revenues, adjusted net income, and adjusted earnings per share (which are used throughout this proxy statement) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement. Such non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

**
We completed a four-for-one forward stock split of our shares of common stock on March 23, 2026 (the “Stock Split”). All per share and share amounts in this proxy statement, including outstanding shares, restricted stock shares, performance share units, and options (including option exercise prices), have been retroactively adjusted to reflect the Stock Split.

Executive Summary

Board Nominees
Our Board of Directors (the “Board”) has nominated ten directors for election at the 2026 annual meeting of shareholders: our chairman and chief executive officer, our head of financial services, and eight other currently serving directors. Eight of these ten directors are independent under New York Stock Exchange Rules. The Board has determined that our chairman and chief executive officer, Mr. Abraham, and our head of financial services, Mr. Doyle, are not independent. Other than Mr. Essig, each nominee was elected by the shareholders at the 2025 annual meeting of shareholders. Mr. Essig is standing for election by our shareholders as a director of the company for the first time at this year’s annual meeting. Mr. Essig was elected to serve effective as of February 4, 2026, after being recommended to the Board as a candidate by our CEO. Each of the nominees was evaluated by the Nominating and Governance Committee in advance of its recommendation of their respective service as a director. Mr. Abraham was elected to serve as chairman of the Board beginning in May 2019. Mr. Schreier has served as our lead director since May 2024.
The following table provides summary information on each director nominee. For more detail, please see pages 8 through 12 of this proxy statement.

Chad R. Abraham	Jonathan J. Doyle	Stuart M. Essig	Ann C. Gallo	Victoria M. Holt
Chairman and CEO of Piper Sandler Companies	Vice Chairman and Head of Financial Services of Piper Sandler Companies	Former CEO and current Chairman of Integra LifeSciences Corporation	Former senior managing director and partner at Wellington Management Company, LLP	Former President and CEO of Proto Labs, Inc. Chair Compensation

Robbin Mitchell	Thomas S. Schreier	Philip E. Soran	Brian R. Sterling	Scott C. Taylor
Senior Advisor for Boston Consulting Group	Former Chairman of Nuveen Asset Management Chair Governance Lead Director	Former President, CEO and Director of Compellent Technologies	Former Managing Director of Piper Sandler Companies, former Co-Head of Investment Banking at Sandler O’Neill & Partners, L.P.	Former Executive VP and General Counsel of NortonLifeLock Inc. Chair Audit

Executive Summary

Summary of Our Board Composition
Skills and qualifications represented by the director nominees

Proposal One: Election of Directors

PROPOSAL ONE—ELECTION OF DIRECTORS
2026 Nominees for Director
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated ten current members of the Board for election at the 2026 annual meeting. These individuals are Chad R. Abraham, Jonathan J. Doyle, Stuart M. Essig, Ann C. Gallo, Victoria M. Holt, Robbin Mitchell, Thomas S. Schreier, Philip E. Soran, Brian R. Sterling, and Scott C. Taylor. Other than Mr. Essig, each nominee was elected by the shareholders at the 2025 annual meeting of shareholders. Mr. Essig is standing for election by our shareholders as a director of the company for the first time at this year’s annual meeting. Mr. Essig was elected to serve effective as of February 4, 2026, after being recommended to the Board as a candidate by our CEO. Each of the nominees was evaluated by the Nominating and Governance Committee in advance of its recommendation of their respective service as a director. Mr. Abraham was elected to serve as chairman of the Board beginning in May 2019. Mr. Schreier has served as our lead director since May 2024.
Each of the nominees has agreed to serve as a director if elected. Under our majority voting standard and director resignation policy, each nominee will be elected by a majority of the votes cast with respect to that director’s election. Any nominee failing to receive a majority will tender his or her resignation to the Board, which shall decide whether to accept or reject the resignation. For more information on our majority voting standard and director resignation policy, please see the section titled “Information Regarding the Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy” below. Proxies may not be voted for more than ten directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by the Board.
The Board of Directors recommends a vote FOR the election of the ten director nominees. Proxies will be voted FOR the election of the ten nominees unless otherwise specified.
The biographies of each of the nominees below includes information regarding the person’s service as a director, work experience, and the experiences, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board to determine that the person should serve as a director. Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as senior level management, corporate governance, leadership development, investment banking, capital markets, finance, and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our director nominees possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership, and a commitment to representing the long-term interests of our shareholders.

Proposal One: Election of Directors

Chad R. Abraham, Chairman
Chad R. Abraham Age 57 Director since 2018
Principal Occupation: Mr. Abraham has been our chief executive officer since 2018 and chairman of the Board since May 2019. Prior to being appointed chief executive officer, Mr. Abraham previously served as our global co-head of investment banking and capital markets since 2010. He was head of capital markets from 2005 to 2010, and managing director and head of our technology investment banking group from 1999 to 2005. Mr. Abraham began his career at Piper Sandler in 1991 as an investment banking analyst.
Qualifications: Mr. Abraham has more than 30 years of experience in the investment banking and capital markets industry with Piper Sandler, including as our global co-head of investment banking and capital markets from 2010 to 2017. The Board believes he has the knowledge of our company and its business that is necessary to help formulate and execute our business plans and growth strategies.
Highlighted Skills: Chief executive experience; investment banking or financial services industry experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
Columbus McKinnon Corporation

Jonathan J. Doyle
Jonathan J. Doyle Age 61 Director since 2020
Principal Occupation: Mr. Doyle has been a vice chairman, senior managing principal, and head of our financial services group since January 2020. Mr. Doyle joined our company at the time of our acquisition of Sandler O’Neill & Partners, L.P. (“Sandler”), where he had served as a senior managing principal since January 2012, and partner since January 1995. Mr. Doyle began his career at Marine Midland Bank.
Qualifications: Mr. Doyle has more than 30 years of experience in the investment banking and capital markets industry, including as senior managing principal of Sandler for over eight years, where his responsibilities included management of the firm’s business operations and long-term growth strategy. The Board believes that Mr. Doyle’s extensive industry experience and his knowledge of financial services investment banking provides important perspective and insight to the Board.
Highlighted Skills: Investment banking or financial services industry experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
nCino, Inc.

Proposal One: Election of Directors

Stuart M. Essig
Stuart M. Essig Age 64 Director since 2026 Piper Sandler Board Committees: • Audit
Principal Occupation: Mr. Essig was chief executive officer of Integra LifeSciences Corporation (“Integra”), a global medical technology company focused on innovative solutions for neurosurgery, tissue reconstruction, and advanced wound care, from 1997 to 2012. Since 2012, Mr. Essig has served as Integra’s chairman, with service as executive chairman from 2024 to 2025. Before joining Integra, Mr. Essig was a managing director in the healthcare group at Goldman Sachs where he had 10 years of experience, serving as a senior mergers and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig previously served on the boards of public companies Zimmer Holdings, St. Jude Medical, Owens & Minor, Orthofix, and SeaSpine.
Qualifications: Mr. Essig possesses significant leadership experience as a former chief executive officer of a publicly traded company in the medical technology industry, and he brings valuable additional perspective from his service on the boards of other publicly traded companies. In addition, Mr. Essig has deep experience and knowledge of the healthcare and medical technology industries, which remain important sectors for our investment banking business.
Highlighted Skills: Chief executive experience; investment banking or financial services industry experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
Integra LifeSciences Corporation

•
IDEXX Laboratories

Other Previous Public Company Directorships Held within the Last Five Years:
•
Orthofix Medical Inc. (2023 to 2024)

•
SeaSpine Holdings Corporation (2014 to 2022)

Ann C. Gallo
Ann C. Gallo Age 60 Director since 2024 Piper Sandler Board Committees: • Audit
Principal Occupation: Ms. Gallo was a senior managing director and partner at Wellington Management Company, LLP (“Wellington”), a global investment firm. Prior to her retirement in December 2023, Ms. Gallo had served as investment team leader for Wellington’s healthcare team, which managed over $60 billion in assets during her tenure. Prior to joining Wellington in 1998, Ms. Gallo was a senior healthcare analyst with Alex. Brown & Sons and, prior to that, was a healthcare research analyst at Piper Sandler.
Qualifications: Ms. Gallo possesses significant leadership experience in the financial services sector, including as a senior healthcare investment team leader of a large institutional asset manager. As a result of her experience, Ms. Gallo contributes a valuable perspective to our Board concerning financial services and investment banking within the healthcare sector, one of our focus sectors, as well as insights into large asset managers, a key client for our institutional equities brokerage business.
Highlighted Skills: Investment banking or financial services industry experience; focus sector experience; financial, accounting, and risk management

Proposal One: Election of Directors

Victoria M. Holt
Victoria M. Holt Age 68 Director since 2019 Piper Sandler Board Committees: • Audit • Compensation (Chair)
Principal Occupation: Ms. Holt was president and chief executive officer of Proto Labs, Inc., a publicly traded custom prototype and low-volume production manufacturing company, from February 2014 through her retirement in March 2021. From 2010 through 2013, Ms. Holt was president and chief executive officer of Spartech Corporation, a producer of plastic sheet, compounds, and packaging products, until its sale to PolyOne in 2013. From 2005 to 2010, Ms. Holt was senior vice president of PPG Industries’ glass and fiberglass division.
Qualifications: Ms. Holt’s extensive management experience as a former chief executive officer of a growth-oriented, publicly traded company provides valuable perspective to the Board and management. In addition, Ms. Holt’s experience in the industrials sector is valuable to the company as it is a focus area for our investment banking business.
Other Current Public Company Directorships:
•
A.O. Smith Corporation

•
Waste Management, Inc.

Highlighted Skills: Chief executive experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Previous Public Company Directorships Held within the Last Five Years:
•
Proto Labs, Inc. (2014 to 2021)

Robbin Mitchell
Robbin Mitchell Age 62 Director since 2021 Piper Sandler Board Committees: • Governance
Principal Occupation: Ms. Mitchell is a senior advisor for the Boston Consulting Group (“BCG”), where she had previously held the position of partner and managing director from June 2016 to August 2021. From 2011 to 2015, she served as chief operating officer of Club Monaco, a subsidiary of Ralph Lauren Corporation. Prior to that, Ms. Mitchell held several executive management positions at Ralph Lauren for 10 years. Before joining Ralph Lauren, Ms. Mitchell held various senior executive roles in strategy and operations at Tommy Hilfiger and GFT USA, a designer apparel manufacturer and distributor. Earlier in her career, Ms. Mitchell spent nine years working in the consulting and investment banking industries at McKinsey & Company, BCG and Lehman Brothers, specializing in the retail and apparel sectors.
Qualifications: Ms. Mitchell has extensive senior executive experience in the consumer industry, a focus area for our investment banking business, as well as in the consulting and investment banking industries, which contributes significant value and perspective to the Board.
Highlighted Skills: Investment banking or financial services industry experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
Kohl’s Corporation

Proposal One: Election of Directors

Thomas S. Schreier
Thomas S. Schreier Age 63 Director since 2018 Piper Sandler Board Committees: • Compensation • Governance (Chair)
Principal Occupation: Mr. Schreier was the vice chairman of Nuveen Investments, Inc., and chairman of its largest investment adviser, Nuveen Asset Management, from 2011 to 2014, and, following Nuveen’s acquisition by TIAA, from 2014 to 2016. Prior to that, Mr. Schreier was the chief executive officer of FAF Advisors from 2001 to 2010, when it was acquired by Nuveen. Earlier in his career, Mr. Schreier was a senior managing director and head of equity research at Piper Sandler from 1999 to 2001.
Qualifications: Mr. Schreier has extensive leadership experience in the financial services sector, including as a senior leader of significant asset management companies. This leadership experience in human capital-based businesses such as ours, as well as his investment banking industry experience, provides significant value to the Board.
Lead Director: Mr. Schreier has served as our lead director since May 2024.
Highlighted Skills: Investment banking or financial services industry experience; corporate governance; financial, accounting, and risk management

Philip E. Soran
Philip E. Soran Age 69 Director since 2013 Piper Sandler Board Committees: • Governance
Principal Occupation: Mr. Soran served as president, chief executive officer and a director of Compellent Technologies, Inc., a Minnesota-based publicly traded company which he co-founded in March 2002, until its acquisition by Dell Inc. in February 2011. Following the acquisition, he served as the president of Dell Compellent from February 2011 to March 2012. From July 1995 to August 2001, Mr. Soran served as president, chief executive officer and a member of the board of directors of Xiotech, which Mr. Soran co-founded in July 1995. Xiotech was acquired by Seagate in January 2000.
Qualifications: Mr. Soran’s experience founding and building technology companies provides strategic guidance to the Board and management, and his experience in the technology industry is valuable to the company as it is a focus area for our investment banking business. He also has extensive management experience as a former chief executive officer of a publicly traded company, and his perspective as a board member of another publicly traded company provides valuable insight to the Board.
Highlighted Skills: Chief executive experience; focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
SPS Commerce, Inc.

Proposal One: Election of Directors

Brian R. Sterling
Brian R. Sterling Age 65 Director since 2021 Piper Sandler Board Committees: • Compensation
Principal Occupation: Mr. Sterling is a former managing director in the financial services group at Piper Sandler. Mr. Sterling joined Piper Sandler in 2020 in connection with our acquisition of Sandler, where Mr. Sterling had been a principal and co-head of investment banking. Prior to joining Sandler in 2002, Mr. Sterling was a managing director at Merrill Lynch & Co. from 1996 through 2001.
Qualifications: Mr. Sterling has more than 30 years of experience in the investment banking and capital markets industry, including 17 years as co-head of investment banking of Sandler, where his responsibilities included management of the group’s employees, business operations, and long-term growth strategy. The Board believes that Mr. Sterling’s extensive industry experience and his knowledge of financial services investment banking provides important perspective and insight to the Board.
Highlighted Skills: Investment banking or financial services industry experience; focus sector experience; corporate governance; financial, accounting, and risk management

Scott C. Taylor
Scott C. Taylor Age 61 Director since 2014 Piper Sandler Board Committees: • Audit (Chair) • Compensation
Principal Occupation: Mr. Taylor served as executive vice president, general counsel, and secretary for NortonLifeLock Inc. (formerly Symantec Corp.), a publicly traded computer security software provider, from August 2008 through January 2020. Mr. Taylor’s prior experience includes positions as chief administrative officer, senior vice president and general counsel of Phoenix Technologies Ltd. Prior to that, he was vice president and general counsel of Narus, Inc. Mr. Taylor began his legal career as a corporate attorney at Pillsbury Madison and Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP).
Qualifications: Mr. Taylor brings to the Board significant public company legal and governance expertise developed through his experience as general counsel of two publicly traded companies. In addition, his significant executive experience at leading technology companies provides Mr. Taylor with strong knowledge of the technology industry, which is an area of focus for our investment banking business.
Highlighted Skills: Focus sector experience; corporate governance; financial, accounting, and risk management
Other Current Public Company Directorships:
•
Ziff Davis, Inc.

Other Previous Public Company Directorships Held within the Last Five Years:
•
One Medical (1Life Healthcare, Inc.) (2021 to 2023)

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board conducts its business through meetings of the members of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, and, annually in November, each committee reviews its charter, performs a self-evaluation and establishes a plan for committee activity for the upcoming year. The committee charters are all available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance,” and following the “Charters & Policies” link, together with our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.
Codes of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our executive officers, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Sandler must comply with both codes. Both codes are available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance” and following the “Charters & Policies” link. We will post on our website at www.pipersandler.com any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.
Insider Trading Policies
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the company. It is also our policy that the Piper Sandler will not engage in transactions in company securities while in possession of material non-public information relating to our company or its securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026.
Director Independence
Under applicable rules of the New York Stock Exchange (“NYSE”), a majority of the members of our Board must be independent, and no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Piper Sandler. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at www.pipersandler.com, under the heading “Corporate Governance” and the following “Charters & Policies” link.
The Board has affirmatively determined, in accordance with our Director Independence Standards that none of our non-employee directors has a material relationship with Piper Sandler and that each of them

Board of Directors and Corporate Governance

is independent. Every transaction and relationship involving our directors in 2025 was deemed immaterial under the NYSE listing standards as well as our Director Independence Standards.
The Board determined that neither Mr. Abraham nor Mr. Doyle can be considered an independent director under NYSE corporate governance rules because Messrs. Abraham and Doyle are current employees of Piper Sandler.
Board Leadership Structure and Lead Director
The Board has no policy with respect to the separation of the offices of chairman and chief executive officer, and it believes the determination of whether to combine the roles of chairman and chief executive officer is a part of the succession planning process, which the Board oversees. Following Mr. Abraham’s transition to the role as our chief executive officer in January 2018, the Board elected Mr. Abraham as our chairman in May 2019. The Board believes that the combination of the roles under Mr. Abraham provides unified leadership for the Board and the company, with one cohesive vision for our organization. As chairman and chief executive officer, Mr. Abraham helps shape the strategy ultimately set by the entire Board and leverages his operational experience to help balance growth and risk management. We believe that the oversight provided by the Board’s independent directors, the work of the Board’s committees described below, and the coordination between the chief executive officer and the independent directors facilitated by the lead director provides effective oversight of our company’s strategic plans and operations.
The Board has a lead director, a position which has been held by Mr. Schreier since May 2024. Our lead director has the following duties and responsibilities, as further described in our Corporate Governance Principles:
•
presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

•
serves formally as a liaison between the chief executive officer and the independent directors;

•
sets Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•
monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

•
has authority to call meetings of the independent directors; and

•
if requested by major shareholders, makes himself available for consultation and direct communication.

Majority Voting Standard and Director Resignation Policy
Our amended and restated bylaws (the “bylaws”) provide for a majority voting standard in uncontested director elections. Each nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director’s election. For these purposes, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” a director’s election. Contested director elections will continue to be decided by a plurality vote. The bylaws require any director nominee failing to receive a majority of the votes cast in an uncontested director election promptly tender his or her resignation to the Board. Within 90 days of certification of the election results, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and the Board will publicly disclose its decision regarding the tendered resignation and the rationale behind such decision. The director who tenders his or her resignation will not participate in the recommendation

Board of Directors and Corporate Governance

of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. For additional information regarding the majority voting standard, see Article II, Section 2.3 of the bylaws.
Board Involvement in Risk Oversight
The company’s management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the company’s risk management processes by informing itself concerning the company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible for defining or managing the company’s various risks. The Board has allocated responsibility for oversight of specific risks between itself and its committees as provided below. Management regularly reports to each committee and the Board concerning the specific risks it oversees. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.
Board of Directors Oversees Major Risks
Corporate Strategy	Leadership & Organizational Structure	Culture and Ethics

Audit Committee	Compensation Committee	Governance and Nominating Committee
Information technology and cybersecurity (with shared Board oversight) Market risk Credit risk Liquidity risk Operational risk Legal and regulatory risk Human capital risk (fraud and misconduct)	Compensation risk Succession risk	Board and committee risk oversight structure
Meetings of the Non-Employee and Outside Directors
At both the Board and committee levels, our independent directors meet regularly in executive sessions in which Messrs. Abraham and Doyle and other members of management do not participate. Our lead director serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of such committee.

Board of Directors and Corporate Governance

Committees of the Board
We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the current membership of these committees:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Stuart M. Essig	Member		
Ann C. Gallo	Member		
Victoria M. Holt	Member	Chairperson	
Robbin Mitchell			Member
Thomas S. Schreier(L)		Member	Chairperson
Philip E. Soran			Member
Brian R. Sterling		Member	
Scott C. Taylor	Chairperson	Member	

C Chairperson   Member   (L) Lead director

Neither Mr. Abraham nor Mr. Doyle serve on any of the committees of the Board.

Board of Directors and Corporate Governance

Audit Committee
Members: Scott C. Taylor (Chair) Stuart M. Essig Ann C. Gallo Victoria M. Holt Number of Meetings in 2025: 11
Functions: The Audit Committee’s purpose is to oversee the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. To this end, the Audit Committee:
•
Oversees our public financial reporting, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in our proxy statement for the annual meeting of shareholders;

•
Oversees and evaluates the performance of the independent auditor;

•
Oversees our risk assessment and management framework;

•
Provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board; and

•
Oversees our major risk exposures in the areas of market risk, credit risk, liquidity risk, legal and regulatory risks, operational risk (including information technology and cybersecurity), human capital risks related to misconduct and fraud, and legal and compliance matters.

In exercising its authority to oversee, retain, and terminate the independent auditor, the Audit Committee annually reviews the independent auditor’s performance and independence, taking into consideration the quality of the Audit Committee’s ongoing discussions with the independent auditor, management’s perceptions of the independent auditor’s expertise and past performance, the appropriateness of fees charged; and the independent auditor’s independence qualification, including the independent auditor’s provision of any permissible non-audit services and the related fees received for such services, as further described below in the section titled “Audit Committee Report and Payment of Fees to our Independent Auditor—Auditor Fees.”
The Audit Committee’s responsibilities are more fully described in its charter.
The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable NYSE rules and in the rules and regulations of the SEC), that all members are financially literate and have the accounting or related financial expertise required by the NYSE rules, and that multiple members, including Mr. Taylor, qualify as an “audit committee financial expert” as defined under the rules and regulations of the SEC.

Board of Directors and Corporate Governance

Compensation Committee
Members: Victoria M. Holt (Chair) Thomas S. Schreier Brian R. Sterling Scott C. Taylor Number of Meetings in 2025: 6
Functions: The Compensation Committee’s purpose is to oversee the compensation of the company’s executive officers as well as other broad-based employee compensation and benefits programs to ensure that our compensation and employee benefit programs are aligned with our compensation philosophy and adequately attract and retain the talent that we rely on as a human-capital business. To that end, the Compensation Committee:
•
Establishes performance goals for our CEO and oversees the performance goals set by our CEO for our other executive officers and annually evaluates their performance;

•
Determines the annual compensation of our CEO and other executive officers;

•
Oversees our executive compensation program, as well as other broad-based incentive, equity-based, retirement or other material employee benefit plans;

•
Reviews and discusses with management the disclosures regarding executive compensation to be included in our proxy statement for the annual meeting of shareholders, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our proxy statement for the annual meeting of shareholders; and

•
Oversees major risk exposures relating to compensation and succession, and whether the company’s compensation arrangements are consistent with effective controls and sound risk management.

The Compensation Committee’s responsibilities are more fully described in its charter. For more information regarding the Committee’s process in setting compensation, please see “Compensation Discussion and Analysis—How Compensation Decisions are Made” below.
Management Support: The work of the Compensation Committee is supported by our human capital department, primarily through our chief human capital officer, our finance department, primarily through our chief financial officer, and by our legal department, primarily through our general counsel, who all prepare and present information and recommendations for review and consideration by the Compensation Committee. These personnel work closely with the Compensation Committee chair and, as appropriate, our chief executive officer. For more information, refer to the section below titled “Compensation Discussion and Analysis—How Compensation Decisions are Made—Involvement of Executive Officers.”
Use of Compensation Consultant: The Compensation Committee has sole authority to engage, retain, and terminate independent compensation consultants to provide strategic planning, market context, and general advice to the Compensation Committee with respect to executive compensation, as described below under “Compensation Discussion and Analysis—How Compensation Decisions are Made—Compensation Consultant.”
The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable NYSE rules).

Board of Directors and Corporate Governance

Nominating and Governance Committee
Members: Thomas S. Schreier (Chair) Robbin Mitchell Philip E. Soran Number of Meetings in 2025: 4
Functions: The purpose of the Nominating and Governance Committee (“Governance Committee”) is to oversee the make-up and succession of our Board to ensure that our Board continues to have the right mix of skills, qualifications, attributes, and expertise to effectively oversee our company. To that end, the Governance Committee:
•
Identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, evaluates the performance and independence of our Board members, and recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings;

•
Oversees committee membership and structure, and recommends qualified members of the Board for membership on committees;

•
Reviews and assesses the adequacy of our Corporate Governance Principles, and recommends to the Board sound corporate governance principles and practices;

•
Oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy;

•
Oversees the annual evaluation process for the chief executive officer, the Board, and Board committees; and

•
Oversees the Board’s committee structures and functions as they relate to risk oversight.

The responsibilities of the Governance Committee are more fully described in its charter.
The Board has determined that all members of the Governance Committee are independent (as that term is defined in applicable NYSE rules).

Annual Board Evaluation Process
The Governance Committee oversees the Board’s annual evaluation process. In connection with this process, every year the Governance Committee chair interviews each director and members of management concerning the effectiveness of the Board and its committees, including in the areas of strategic prioritization, risk oversight, director engagement, and management accountability. The Governance Committee chair reviews information from these interviews with the Board. Each of our committees includes any feedback received concerning the committee in its annual self-evaluation, which is discussed at a regular committee meeting. The results of each committee’s self-evaluation are discussed with the full Board.
Meeting Attendance
Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board also encourages directors to observe meetings of committees on which they are not members. Our Board held six meetings during 2025. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served during 2025, with the directors collectively attending 100% of the aggregate number of the meetings held by the Board and the committees on which they served during the year. All our current directors who were serving at the time of our 2025 annual meeting of shareholders attended such virtual meeting.

Board of Directors and Corporate Governance

Procedures for Contacting the Board of Directors
The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Sandler Companies, at 350 North 5th St., Ste. 1000, Minneapolis, Minnesota 55401. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.
Procedures for Selecting and Nominating Director Candidates
The Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in the bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Sandler Companies, at 350 North 5th St., Ste. 1000, Minneapolis, Minnesota 55401.
Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of the bylaws, and with the rules and regulations of the SEC. Under the bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with the bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. As a result, any shareholder nominees for election to the Board at our 2027 annual meeting of shareholders pursuant to the bylaws must be received no earlier than January 20, 2027, and no later than February 19, 2027. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
In addition to the requirements set forth above, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Governance Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise and experience as a director of a public company. The Board also considers a number of factors in its evaluation of its composition, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition

Board of Directors and Corporate Governance

reflects these priorities. The Governance Committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings, and overall contribution to the Board prior to recommending a director for re-election.
Compensation Program for Non-Employee Directors
Our non-employee directors participated in our non-employee director compensation program in 2025. Employees of Piper Sandler who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors. Our 2025 non-employee director compensation program provided for the annual payments described in the table below.
2025 Annual Compensation for Non-Employee Directors
Board Service	• $100,000 cash retainer • $150,000 grant of shares of our common stock
Service as a Committee Chair Retainer	• Audit—$30,000 cash retainer • Compensation—$20,000 cash retainer • Governance—$20,000 cash retainer
Additional Lead Director Retainer	• Service as Lead Director—$40,000 cash retainer
Non-employee directors who join the Board after the first month of a calendar year are paid a pro rata annual retainer based on the period they serve as a director during the year. The annual grant of vested shares of our common stock is made on the day of our annual meeting of shareholders to all directors whose service continues after that date and a pro rata grant is made to any director that is elected to our Board following the annual meeting of shareholders. In addition, at the time of a director’s initial election to the Board, he or she is granted $60,000 of vested shares of our common stock. All equity awards granted to our non-employee directors are granted under the Piper Sandler Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”).
Our non-employee directors may participate in the Piper Sandler Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash retainers payable to them and shares of common stock granted to them for service as a director of Piper Sandler for any calendar year. All cash fees and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in phantom shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. Any dividends that we pay on shares of our common stock are also credited as additional phantom shares to the directors’ recordkeeping accounts based on the closing price per share of our common stock on the NYSE on the date the dividend is paid. No shares of common stock are reserved, repurchased or issued until the director’s service ceases. Following the last day of the year in which the director’s service ceases, the director will receive a share of our common stock in exchange for each phantom share in their recordkeeping account.
Non-employee directors may participate in our non-profit gift matching program, pursuant to which we will match a director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $5,000 per year.

Board of Directors and Corporate Governance

Non-Employee Director Compensation for 2025
The following table contains compensation information for our non-employee directors for the year ended December 31, 2025.
	Fees Earned or Paid in Cash		Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Director	Annual Retainer ($)	Additional Retainer Fees ($)
William R. Fitzgerald	38,904(4)	—	—	—	38,904
Ann C. Gallo	100,000(5)	—	150,248(5)	—	250,248
Victoria M. Holt	100,000	—(6)	150,248(5)	5,000	255,248
Robbin Mitchell	100,000	—	150,248(5)	5,000	255,248
Thomas S. Schreier	100,000	60,000	150,248	5,000	315,248
Sherry M. Smith	49,589(7)	14,876(7)	150,248(5)	—	214,713
Philip E. Soran	100,000(5)	—	150,248	5,000	255,248
Brian R. Sterling	100,000(5)	—	150,248	5,000	255,248
Scott C. Taylor	100,000	35,040(7)	150,248	5,000	290,288

(1)
Represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(2)
Our non-employee directors hold no outstanding stock option or unvested stock awards as of the end of the year.

(3)
The amounts in the “All Other Compensation” column reflect $5,000 matching contributions made by the company to non-profits designated by the director.

(4)
Mr. Fitzgerald did not stand for reelection as a director at our 2025 annual meeting and retired from our Board on May 22, 2025.

(5)
These amounts were deferred pursuant to the Piper Sandler Companies Deferred Compensation Plan for Non-Employee Directors.

(6)
Ms. Holt became chair of the Compensation Committee on February 6, 2026.

(7)
Ms. Smith passed away on July 1, 2025. Following Ms. Smith’s passing, Mr. Taylor became the chair of the Audit Committee.

Compensation Discussion and Analysis
2025 Financial Performance
In 2025, we were able to capitalize on improving financial market conditions with strong execution to achieve our company’s second-highest adjusted net revenues of $1.88 billion, adjusted net income of $318 million, and adjusted earnings per share of $4.43. These results were our strongest performance since 2021, and we believe reflect our continued execution on our long-term growth strategy anchored by a diversified, market-leading platform focused on serving our clients with trusted expertise and differentiated product capabilities.
Our 2025 financial results reflected strong contributions across our platform, with record years for our advisory services and equities institutional brokerage businesses and the second-best years ever for our public finance and fixed income institutional brokerage businesses. This performance led to a 22% increase in our adjusted net revenues from 2024, which, combined with our continued emphasis on operating discipline, drove a 39% increase in our adjusted net income.
Our topline results were primarily driven by our corporate investment banking business, which consists of our advisory services and corporate financing businesses. Our advisory services business generated revenues of over $1 billion, a 28% increase from 2024. These results reflected contributions across our industry teams, with our financial services group performing strongly in a more accommodative regulatory environment, and a record year for our services and industrials team. Importantly, our non-M&A advisory services, which includes debt capital markets advisory and restructuring, exceeded 25% of total advisory services revenues for the year. In addition, our corporate financing revenues during the year were $217 million, an increase of 25% from 2024.
During 2025, we continued to take steps to implement our long-term growth strategy with our acquisition of G Squared Capital Partners LLC, which added dedicated coverage of the government services and defense technology markets and complemented other key hires to expand and strengthen our technology investment banking practice. We finished the year with 187 corporate investment banking managing directors and meaningfully increased productivity per corporate investment banking managing director.
Lastly, we returned an aggregate of $239 million to our shareholders through share repurchases and dividends for 2025, and our Board approved a four-for-one forward stock split of our common stock which became effective on March 23, 2026. We believe that our strong performance, market leadership, and operating discipline are reflected by our 5-year total shareholder returns (“TSR”) being the highest among our compensation peer group.
Our strong financial performance in 2025 positively impacted the level of incentive compensation paid to our executive officers for 2025 performance, which is consistent with our pay-for-performance philosophy.

Executive Compensation: Compensation Discussion and Analysis

The following were the key aspects of our 2025 financial performance considered by our Compensation Committee (referred to as the “Committee” in this Compensation Discussion and Analysis) when determining executive officer compensation for 2025:
Adjusted Net Revenues ($M)*
Adjusted ROE*
Adjusted Earnings Per Share*
Total Shareholder Returns
(as of 12/31/2025)

*
Adjusted net revenues, adjusted net income, adjusted earnings per share, adjusted pre-tax operating income, and adjusted return on equity (“ROE”) are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement. Such non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

•
We generated adjusted net revenues of $1.88 billion, with strong performance across our corporate investment banking, public finance, and institutional brokerage businesses.

•
We achieved adjusted net income of $318 million, adjusted earnings per share of $4.43, and an adjusted ROE of 24.4%, demonstrating strong execution, market share gains, and continued operating discipline.

•
At the end of 2025, our TSR had outperformed the median of our compensation peer group on a one-, three- and five-year basis, with our one-year TSR ranked 4th, our three-year TSR ranked 2nd, and our five-year TSR ranked 1st among the eleven companies in our compensation peer group.

Named Executive Officers
Throughout this proxy statement, we refer to our chief executive officer (“CEO”), chief financial officer (“CFO”), and each of our three other most highly compensated executive officers for 2025, collectively as the “named executive officers.” In addition to Chad R. Abraham, our CEO, and Katherine P. Clune, our CFO, this group includes James P. Baker and Michael R. Dillahunt, our global co-heads of investment banking and capital markets, and Jonathan J. Doyle, our head of financial services.

Executive Compensation: Compensation Discussion and Analysis

Say-on-Pay Results and Shareholder Engagement
At our 2025 annual meeting of shareholders, our say-on-pay proposal received “for” votes that represented approximately 98.3% of the aggregate number of shares that voted “for” and “against” the proposal. We believe that this result reflects endorsement of the Committee’s handling of executive compensation matters. We regularly seek to engage with our 25 largest shareholders in order to give them an opportunity to provide input on our executive compensation program as well as any of their governance or other priorities. We also plan to hold a say-on-pay vote annually to continuously engage with and receive feedback from our shareholders regarding executive compensation.

Executive Compensation: Compensation Discussion and Analysis

Executive Compensation Program
In 2025, consistent with previous years, our named executive officers’ compensation consisted primarily of three elements: base salary, annual incentive compensation (including cash and time-vested restricted compensation), and long-term incentive awards in the form of long-term performance share units (“PSUs”).
Base Salary	Base salaries provide a market-competitive amount of cash compensation for each executive that is not variable. Base salaries remained the same in 2025.

Annual Incentive Compensation
Our annual incentive program directly aligns our named executive officers’ annual incentive pay with our firm-wide profitability and business line performance. Increasing our profitability is a key objective for us as we seek to maximize long-term value for our shareholders. Annual incentive compensation is paid in a mix of cash and time-vested restricted compensation (with restricted compensation being divided between restricted stock and shares of certain investment funds).

Long-Term PSU Awards
Our long-term PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by directly tying the value of the award to certain long-term performance metrics. These PSU awards will be fully earned only if over the 36-month performance period we achieve a target level (1) adjusted ROE and (2) relative TSR compared to a broad index of financial services companies. The value of PSUs awarded to each named executive officer is determined concurrently with the amount of annual incentive compensation paid to the named executive officer.

For compensation earned for performance in 2025 and paid or granted in February 2026, our named executive officers’ total incentive compensation was paid or granted as follows:
2025 Incentive Compensation Program (paid or granted in February 2026)

Executive Compensation: Compensation Discussion and Analysis

2025 Named Executive Officer Compensation Overview
The table below shows the base salary, annual incentive compensation, and target fair value of the long-term incentive award PSU grants that were paid or awarded to each named executive officer in connection with the 2025 executive compensation program. Importantly, because the equity awards (time-vested restricted stock and PSUs) are shown in relation to the year of performance, this Supplemental Compensation Table differs from the Summary Compensation Table and the Pay Versus Performance Table appearing later in this proxy statement.
For example, the “Restricted Compensation Incentive” and “Long-Term PSU Award” columns in the table below show the value of the restricted stock, investment fund shares, and PSUs that were earned as part of the annual incentive compensation program for 2025 performance but were granted in February 2026. In contrast, the Summary Compensation Table appearing later in this proxy statement shows for 2025 the value of the restricted stock and PSUs that were granted in February 2025, even though such awards were earned as part of the annual incentive compensation program for 2024 performance.
This table is not a substitute for the information required by SEC rules, specifically the Summary Compensation Table, Pay Versus Performance Table, and the related tables appearing later in this proxy statement.
Supplemental Compensation Table
			Incentive Compensation			Incentive Total	Total
Name		Base Salary	Cash Incentive(1)	Restricted Compensation Incentive(2)	Long-Term PSU Award(3)
Chad R. Abraham Chairman and CEO	2025	$650,000	$4,570,000	$3,190,000	$3,190,000	$10,950,000	$11,600,000
	2024	$650,000	$3,320,000	$2,490,000	$2,490,000	$8,300,000	$8,950,000
Katherine P. Clune CFO	2025	$425,000	$1,377,500	$938,750	$938,750	$3,255,000	$3,680,000
	2024	$425,000	$1,010,000	$757,500	$757,500	$2,525,000	$2,950,000
James P. Baker Global Co-Head of Investment Banking and Capital Markets	2025	$425,000	$2,600,000	$1,512,500	$1,512,500	$5,625,000	$6,050,000
	2024	$425,000	$1,875,000	$1,150,000	$1,150,000	$4,175,000	$4,600,000
Michael R. Dillahunt Global Co-Head of Investment Banking and Capital Markets	2025	$425,000	$2,600,000	$1,512,500	$1,512,500	$5,625,000	$6,050,000
	2024	$425,000	$1,875,000	$1,150,000	$1,150,000	$4,175,000	$4,600,000
Jonathan J. Doyle Vice Chairman, Head of Financial Services	2025	$500,000	$1,750,000	$1,125,000	$1,125,000	$4,000,000	$4,500,000
	2024	$500,000	$2,362,500	$1,443,750	$1,443,750	$5,250,000	$5,750,000

(1)
2025 amounts reflect the cash compensation portion of amounts paid under the 2025 annual incentive compensation program in February 2026.

(2)
2025 amounts reflect the value of the time-vested restricted stock and investment fund shares granted in February 2026 as the restricted compensation portion of amounts paid under the 2025 annual incentive compensation program.

(3)
2025 amounts reflect the value of the PSU awards granted in February 2026, which is the long-term performance-based portion of the amounts paid under the 2025 annual incentive compensation program.

Executive Compensation: Compensation Discussion and Analysis

2025 Incentive Compensation Overview

•
Our annual incentive program directly ties our named executive officers’ incentive compensation to our adjusted pre-tax operating income. With respect to 2025 performance, each executive officer received annual incentive awards based on the adjusted pre-tax operating income of our company or the operating performance of their business line, as applicable, which the Committee had the discretion to further adjust based on individual and business line operating performance considerations. Annual incentives are delivered in a mix of cash, time-vested restricted compensation, and long-term PSU awards.

•
For 2025 performance, total incentive compensation delivered to our named executive officers (in cash, time-vested restricted compensation, and PSU awards) increased overall by 21% as compared to 2024, reflecting the 35% increase in our adjusted pre-tax operating income from 2024

Adjusted Pre-Tax Operating Income*	Named Executive Officers’ Annual Incentive Awards (cash, time-vested restricted compensation, and PSUs)**

*Adjusted pre-tax operating income is a non-GAAP financial measure and is further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

Executive Compensation: Compensation Discussion and Analysis

2025 Pay Mix
As illustrated below, the pay mix for all 2025 elements of compensation received by our CEO and by our other named executive officers, as disclosed in the Supplemental Compensation Table above (including the value of the restricted stock, MFRS, and PSU awards granted in February 2026) was significantly weighted toward performance-based compensation:
*Percentages may not add to 100% due to rounding.
We believe the mix of base salary relative to performance-based compensation in the form of incentive compensation (including PSU awards) illustrated above appropriately balances our goal of aligning pay for performance without encouraging undue risk-taking that can arise from compensation excessively weighted toward performance-based elements. This mix is designed to provide an appropriate and competitive amount of incentives for strong annual performance, while leaving a sufficient level of compensation tied to our long-term performance to retain executives and encourage them to focus on long-term value creation. The balance of these interests is determined by the Committee at its discretion, considering factors including reference to pay practices at our peer group.

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Practices Demonstrate Sound Governance
Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. Our executive compensation program currently includes:
	What we do:		What we do NOT do:
✓	Annual incentives directly tied to our adjusted pre-tax operating income or business line operating performance, each of which are related to our profitability;	X	No stand-alone or single-trigger change-in-control agreements;
✓	Long-term PSU awards directly tied to (1) adjusted ROE, a key operating performance metric, and (2) returns generated for our shareholders as measured by relative TSR;	X	No repricing of underwater stock options;
✓	Peer group reviews are conducted annually by our Committee to ensure the ongoing relevance of each peer;	X	No excessive perquisites;
✓	Stock ownership guidelines for executive officers and directors, supplemented with an anti-hedging policy;	X	No hedging transactions, short sales, or pledging of our common stock permitted for any employee, including executive officers;
✓	Insider trading policy prohibits executive officers and directors from engaging in sales or purchases of Piper Sandler Companies stock outside of designated trading windows;	X	No tax gross-ups on perquisites, severance, or change in control payments;
✓	“Double trigger” change-in-control provision for all equity awards;	X	No executive pensions or additional benefit accruals under nonqualified executive retirement programs; and
✓	Clawback policies to recover incentive compensation, including time-vested restricted compensation, in certain circumstances;	X	No dividends paid on unvested equity awards or unearned PSU awards.
✓	On-going shareholder outreach by our Committee and management to solicit feedback on compensation and governance; and
✓	Independent compensation consultant provides input into the independent Committee’s compensation determinations.

Executive Compensation: Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives
Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive and meet the following core objectives:
Core Compensation Principles and Objectives
Principle	Objectives	How We Achieved These Objectives
Pay for Performance	• Drive Profitability
Most of the total compensation paid to our named executive officers is based on our adjusted pre-tax operating income or business line performance. In addition, up to half of the PSU awards are earned only if our adjusted ROE meets certain levels.

• Drive Shareholder Returns
Our named executive officers are granted an annual PSU award, with the value of the grant based on annual performance, which vests if we achieve certain levels of (1) adjusted ROE, and (2) relative TSR over a three-year performance period from the date of grant. Vesting is based on meeting one or both metric’s respective threshold level of performance at the end of the three-year performance period; if the threshold is not met, the portion of the PSU relating to that metric is forfeited.

• Demonstrate Leadership
Our named executive officers’ performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness, and internal talent development, which impacts their annual incentive compensation amounts.

Sustain and Strengthen the Franchise	• Attract Talent
Because our business is highly competitive and relies on the talents and efforts of our employees, our compensation program is designed to be competitive to allow us to attract the most talented people who are committed to the long-term success of our company.

• Retain Talent
Our success drives the compensation realized by our named executive officers, both in the form of increased incentive compensation delivered and in appreciation of the company’s stock price, which makes up a significant portion of our named executive officers’ annual incentive compensation paid in the form of time-vested restricted stock.

Align Risk and Reward	• Foster Balanced Risk-Taking
We use a mix of compensation components—base salary, annual incentives and long-term incentives—to create an environment that encourages increased profitability for the company without undue risk-taking. We also have incentive compensation recovery policies that require the Committee to recover incentive compensation under certain circumstances.

Align Employees with Shareholders	• Encourage Equity Ownership
We use equity ownership to directly align the interests of our named executive officers with those of our shareholders in creating long-term shareholder value. A significant portion of annual incentives is delivered in the form of restricted stock, and each executive officer is subject to our stock ownership guidelines that requires them to hold a specified multiple of their base salary in shares of our company stock while they are an executive officer.

Executive Compensation: Compensation Discussion and Analysis

Relationship between Performance and Total Incentive Pay
The design of our incentive program is intended to directly align pay with performance. Total incentive compensation paid to our named executive officers includes compensation from our (1) annual incentive program and (2) long-term PSU award program.
Our annual incentive program is intended to directly align annual incentive pay with our profitability. Each year, annual incentive payout amounts are determined based on individual performance and overall company (in the case of our CEO and CFO) or business line operating performance each as measured by our adjusted pre-tax operating income. Named executive officers receive increased annual incentives when the company (in the case of the CEO and CFO) or his or her business line (in the case of business line leaders) achieves increased annual profitability.
Our long-term PSU award program is intended to directly align long-term incentive pay with our (1) adjusted ROE and (2) relative TSR. Long-term PSU awards are granted to our named executive officers with grant-date values that are tied to the amount of annual incentives that each executive officer earned for that year. The executive officer must then earn the PSU award through long-term performance.

Executive Compensation: Compensation Discussion and Analysis

The Committee’s Use of Discretion in Setting Annual Incentive Compensation

Although annual incentive compensation is based on company and business line operating performance, the Committee exercises discretion that allows it to best align executive officer pay with performance during the year. The Committee believes that its ability to use discretion in setting annual incentive compensation is a critical feature of the company’s annual incentive compensation program for the following reasons:
•
We operate in a cyclical industry. The Committee’s use of discretion allows it to take into consideration other, less quantifiable factors that impacted company and business line operating performance, including relative performance against the company’s peers, and provides the flexibility to adjust annual incentive compensation for individual performance versus broader cyclical or market-driven factors that may have impacted results.

•
A formulaic annual incentive program based on predetermined metrics could fail to appropriately incentivize our executive officers from pursuing the strategic opportunities that unexpectedly arise in a human capital-based industry such as ours. For example, our executive officers may find opportunities during the year to hire personnel which may decrease short-term profitability but may be in the best long-term interests of their business. The Committee’s use of discretion removes disincentives to taking advantage of such opportunities, while allowing it to hold management accountable for realizing specific results from those opportunities in subsequent years.

•
Our annual incentive compensation program is designed to align long-term risk and reward, and the Committee’s use of discretion helps to achieve that goal.

2025 Compensation Determinations and Relevant Factors
After the Committee reviewed our adjusted pre-tax operating income and business line performance and followed the processes and considered the factors described above under “Compensation Discussion and Analysis—How Compensation Decisions are Made,” the following were the material factors that influenced the Committee’s determination of 2025 total incentive compensation for each of the named executive officers:

Executive Compensation: Compensation Discussion and Analysis

Chad R. Abraham Chairman and CEO
As CEO, Mr. Abraham is responsible for overseeing our firm-wide financial performance, business strategy, and execution, as well as for managing our business operations. Mr. Abraham’s 2025 incentive compensation increased 32% from 2024, which reflects the 39% increase in adjusted net income that we achieved during the year as a result of our continued strong execution on our long-term growth strategy and operating discipline. In determining Mr. Abraham’s 2025 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led us to our second strongest financial performance, with adjusted net revenues of $1.88 billion (22% increase), adjusted net income of $318 million (39% increase), and adjusted earnings per share of $4.43 (40% increase).

•
Led our investment banking business to pursue disciplined growth in advisory services, which achieved a record $1 billion in net revenues in 2025, which is an increase of over 130% from 2017, the year before Mr. Abraham became CEO.

•
Led our continued execution on our long-term growth strategy, which we believe is demonstrated in our five-year TSR being 1st among the eleven companies in our compensation peer group.

Sustain and Strengthen the Franchise
•
Led our continued efforts to pursue growth, including key hires across our business lines and our acquisition of G Squared Capital Partners LLC.

•
Led efforts to increase profitability across our firm, with a focus on growing market share while continuing to maintain operating discipline.

2025 Incentive Compensation Overview for Chad R. Abraham

Executive Compensation: Compensation Discussion and Analysis

Katherine P. Clune CFO
As our CFO, Ms. Clune is responsible for overseeing our overall financial plan, capital and financial risk management, and financial reporting. Ms. Clune’s 2025 annual incentive compensation increased 29% from 2024, which reflects her leading role in our execution on our 2025 strategic and financial plan, which resulted in our company’s second-highest-ever annual adjusted net revenues, adjusted net income, and adjusted earnings per share. Ms. Clune’s incentive compensation also was positively impacted by her management of and initiatives relating to firm-wide compensation and incentive structure, expenses, operating discipline, and financial reporting. In determining Ms. Clune’s 2025 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our 2025 strategic and financial plan, including compensation and expense management, which helped achieve strong profitability during a year where adjusted net revenues increased 22% and adjusted net income increased 39%.

•
Led key initiatives relating to business strategy, growth strategy and corporate development.

•
Managed capital management initiatives, including our dividend program, which resulted in a total dividend related to 2025 of $1.925 per share. An aggregate of $239 million of capital was returned to shareholders during 2025 through share repurchases and dividends paid.

Sustain and Strengthen the Franchise
•
Led the continued high quality of accounting and financial reporting functions.

•
Led our capital and financial risk management.

•
Strengthened our investor outreach and research coverage.

•
Managed our treasury, financial planning and analysis and regulatory reporting functions.

•
Led initiatives to increase compensation alignment with productivity and growth.

2025 Incentive Compensation Overview for Katherine P. Clune

Executive Compensation: Compensation Discussion and Analysis

James P. Baker Global Co-Head of Investment Banking and Capital Markets

Michael R. Dillahunt Global Co-Head of Investment Banking and Capital Markets
As Global Co-Heads of Investment Banking and Capital Markets, Messrs. Baker and Dillahunt are responsible for managing, developing, and executing on our business strategy for our investment banking and capital markets businesses. Messrs. Baker’s and Dillahunt’s 2025 annual incentive compensation increased 35% as compared with 2024, reflecting the strong performance of our advisory services business, which achieved record revenues of over $1 billion, a 28% increase from 2024. The strong performance of our corporate investment banking business during 2025 was a significant driver of the 39% increase in our adjusted net income for the year. In determining Messrs. Baker’s and Dillahunt’s 2025 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our advisory services business, which achieved record revenues of over $1 billion, representing 55% of our total 2025 adjusted net revenues.

•
Positioned our advisory services business for continued market share gains, which ranked second on announced U.S. M&A deals under $2.0 billion in 2025.

•
Led our corporate financing business, which increased revenues by 25% to $217 million in 2025.

•
Led initiatives to grow our non-M&A advisory services, including debt capital markets advisory, private capital advisory, and restructuring, which exceeded 25% of our total advisory services revenues during 2025.

Sustain and Strengthen the Franchise
•
Led talent development efforts by continuing to grow our corporate investment banking managing director head count and increase productivity.

•
Led our acquisition of G Squared Capital Partners LLC, which added dedicated coverage of the government services and defense technology markets to strengthen our technology investment banking practice.

2025 Incentive Compensation Overview for James P. Baker and Michael R. Dillahunt

Executive Compensation: Compensation Discussion and Analysis

Jonathan J. Doyle Vice Chairman and Head of Financial Services
As Vice Chairman and Head of Financial Services, Mr. Doyle is responsible for leading the overall business and growth strategy of the financial services investment banking group, and he also plays an active role as a producer within the financial services investment banking group. Mr. Doyle’s 2025 annual incentive compensation decreased 24% as compared with 2024, which reflects the variability of Mr. Doyle’s incentive compensation given his roles. In determining Mr. Doyle’s 2025 total incentive compensation, the Committee took the following factors into account as well as other compensation considerations:
Pay for Performance
•
Led our financial services group advisory team, which was ranked No. 1 by S&P Capital IQ Pro in U.S. bank and thrift M&A based on number of announced transactions in 2025 and advised on 5 of the 10 largest bank mergers and acquisitions transactions announced during the year.

•
Led our financial services group corporate financing team, which in 2025 completed 65 financings for clients raising $19 billion.

•
Led our financial services group to grow non-depository revenues, including in the insurance, asset management, and specialty finance subsectors.

Sustain and Strengthen the Franchise
•
Led the financial services group to continue to increase revenues across non-depositories verticals through focused hiring and development.

•
Led critical leadership development and transitions within the financial services group.

2025 Incentive Compensation Overview for Jonathan J. Doyle

Executive Compensation: Compensation Discussion and Analysis

Annual Incentives Delivery
With respect to our annual incentive program, the Committee determines a total incentive compensation amount for each named executive officer that is based primarily on the profitability of the company (with respect to the CEO and CFO) or operating performance of the applicable business line (with respect to business line leaders) with consideration of individual performance during the year.
Once that total incentive compensation amount is determined, a specific pre-determined percentage (generally between 50 and 55%) of each named executive officers’ total compensation (including base salary) is granted in equal amounts of (1) long-term PSU awards and (2) time-vested restricted compensation. The remainder of annual incentive compensation is paid in cash.
As a result, under our typical executive compensation program, even when our named executive officers have very strong business performance in one year, between 50% to 55% of their total compensation has future performance-based and time-based vesting conditions.
Restricted Compensation
The time-vested restricted compensation is allocated 50% in restricted stock, and 50% in restricted investment fund shares pursuant to our MFRS Plan (as described below). This restricted compensation vests in four equal annual installments from the date of grant.
By paying a portion of annual incentives in time-vested restricted stock, our executive officers are incentivized to achieve long-term returns for our shareholders, as the value of the restricted stock that vests is tied to the performance of our stock price over time. The number of shares of restricted stock granted to each executive officer was determined by dividing the total dollar value designated to be paid out to the executive officer in restricted stock by the closing price per share of our common stock on the NYSE on the grant date.
Dividends are accrued on the unvested shares of restricted stock and are only paid out at the time that the underlying restricted stock vests.
Mutual Fund Restricted Share Plan
The Mutual Fund Restricted Share Plan (the “MFRS Plan”) provides that a portion of the restricted compensation granted for annual incentive compensation is paid in the form of restricted shares of company-selected investment funds. The MFRS Plan provides us another way of increasing retention of our executive officers by deferring a portion of their annual incentive compensation and requiring that they continue working for the company in order to receive it. In 2025, each named executive officer received 50% of their restricted compensation in restricted investment fund shares. The MFRS awards have the same restrictions that apply to restricted stock and vest ratably over four years from the date of grant. We adopted the MFRS Plan to provide our executives an opportunity to diversify the restricted compensation they receive, and we believe the MFRS Plan helps us to attract and retain top talent.
Long-Term PSU Awards
The Committee granted the 2025 PSU awards on February 18, 2025, with the grant values determined based on 2024 performance, and 2026 PSU awards on February 17, 2026, with the grant values determined based on 2025 performance.
The value of each PSU award granted to each named executive officer is determined based on a set percentage of their total compensation, which includes annual incentives based on profitability and individual performance, resulting in each named executive officer receiving between 25 and 27.5% of his or her total compensation for 2025 in the form of a PSU award.
The grant date fair value of the February 2026 award is reflected in the Supplemental Compensation Table above for 2025 compensation. The grant date fair value of the February 2025 award is reflected in the Summary Compensation Table below for 2025 compensation earned as part of the executive compensation program for 2024 performance.

Executive Compensation: Compensation Discussion and Analysis

February 2025 and 2026 PSU Awards Overview

•
PSU awards vest only if certain (1) adjusted ROE, or (2) relative TSR metrics are met over a three-year period.

•
Our adjusted ROE targets for each annual PSU grant are determined by the Committee based on our recent and planned future operating performance to ensure that the award properly rewards performance.

Piper Sandler Adjusted ROE Targets	Piper Sandler Relative TSR Targets

Note: Each vesting metric provides for interpolation between points in the tables above on a straight-line basis (from threshold to target and from target to maximum). When both portions of a PSU award are combined, maximum performance will result in 150%
of the target number of shares being earned.

With respect to the peer group used for relative TSR, our PSU grants use a comparative peer group made up of the companies within the Russell 3000 that have an investment banking GICS code as of the date of the grant. Occasionally, at the time a PSU award is granted, the Committee may determine to add a company not otherwise captured or remove a company that does meet the criteria if the Committee determines that its inclusion or removal would increase the representativeness of the peer group. For the February 2025 PSU grant, this peer group was as follows: B. Riley Financial, Evercore Inc., The Goldman Sachs Group, Inc., Houlihan Lokey, Jefferies Financial Group Inc., Lazard Ltd., Moelis & Company, Morgan Stanley, Perella Weinberg Partners, PJT Partners Inc., Raymond James Financial, Stifel Financial Corp., and StoneX Group Inc. This group is not identical with the compensation peer group disclosed below.
The PSU awards are intended to directly align the interests of our named executive officers with those of our shareholders by requiring that the company achieve certain levels of (1) adjusted ROE or (2) relative TSR in order to vest. The target level of the adjusted ROE metric is determined based upon a number of factors, including the company’s recent operating performance, assessed cost of capital, and long-term financial performance objectives, and the Committee has determined that using a range for the target best reflects the cyclical nature of the financial services industry. The Committee believes that the PSU award program incentivizes our named executive officers to achieve strong financial performance as measured by adjusted ROE and shareholder returns.
The 36-month performance period is designed to provide management an incentive to focus on our strategic direction, sustained performance, and long-term value creation. The Committee established the vesting performance metrics with the intent that our named executive officers will only receive additional long-term incentive compensation above the target amounts of the PSU awards if, over the performance period, we significantly outperform the peer group used for the relative TSR metric and/or achieve an adjusted ROE that exceeds the target ROE.
For purposes of the PSU awards, TSR is calculated based on the average closing price per share of our common stock on the NYSE during the trailing 60 calendar days as of the beginning and the end of the performance period, and takes into account dividends paid during the performance period. Adjusted ROE under the PSU awards is a non-GAAP financial measure that is calculated based on our reported net income

Executive Compensation: Compensation Discussion and Analysis

adjusted to eliminate certain income and expenses that do not relate to our core business. See Appendix A to this proxy statement for a reconciliation of adjusted ROE to the most directly comparable GAAP financial measure.
The PSUs do not provide the recipient any rights as a shareholder, such as the right to vote, but do have dividend equivalent rights, which will result in dividends accruing on earned shares that are paid out when and only if those shares ultimately vest.
Other Compensation
Our executives receive only limited perquisites. Executive officers receive limited additional compensation in the form of reimbursement of certain insurance premiums, and they may receive limited personal use of aircraft under the company’s fractional jet contractual arrangements. The Committee has adopted a policy which governs non-commercial air travel by our executive officers. This policy outlines the limited conditions that executive officers may use non-commercial air travel, including under our fractional jet contractual arrangements, for non-business travel, as well as annual limits that apply to such travel. The policy also provides that any non-business travel will be imputed as taxable income to the executive officer, and that no tax gross ups will be paid in connection with any such personal use. The cost of these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.
How Compensation Decisions are Made
The Committee is responsible for approving the compensation paid to our executive officers and ensuring it meets our compensation objectives. With respect to our CEO, the Committee has responsibility for evaluating performance and determining his compensation. The full Board provides input to the Committee on the CEO’s performance through an annual evaluation process led by the lead director and through discussion at a special meeting of the Board held for that purpose.
At the beginning of each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the current year if there are changes, and establishes incentive compensation targets for the upcoming year based on benchmarking data and the company’s financial plan.
Involvement of Executive Officers
The work of the Committee is supported by our human capital department, our finance department, and our legal department. Our Chief Human Capital Officer, CFO, and General Counsel, with input from the CEO, prepare and present information and recommendations for review and consideration by the Committee, including:
•
The annual performance goals for each executive officer;

•
Financial information for the company and each business unit reviewed in connection with executive compensation decisions;

•
The firms considered in the compensation peer group and financial and compensation data for those firms (including TSR for those firms as compared to the company);

•
The performance evaluations and compensation recommendations for the executive officers;

•
An overview of compensation paid to the executive officers for the current and prior year and reflecting total proposed compensation and potential compensation under various scenarios; and

•
The evaluation and compensation process to be followed by the Committee.

Compensation Peer Group
The Committee and its independent compensation consultant, Semler Brossy, with input from management, annually review and identify a compensation peer group of firms with which we compete for executive talent. As

Executive Compensation: Compensation Discussion and Analysis

a middle-market, full-service investment bank, there are a limited number of other companies that are directly comparable to Piper Sandler. Our peer group primarily consists of investment banks as well as similar human capital-based financial consulting businesses with revenues and market capitalizations similar to ours. Our 2025 peer group, which we used to generally benchmark against our 2025 compensation, consisted of the following companies:
2025 Peer Group
Canaccord Genuity Group Inc. Evercore Partners Inc. FTI Consulting, Inc. Houlihan Lokey, Inc. Jefferies Financial Group Inc. Lazard Ltd.	Moelis & Co. Oppenheimer Holdings Inc. Perella Weinberg Partners PJT Partners, Inc. Stifel Financial Corp.
We also may use data from external market surveys to the extent that such surveys are available and provide representative data, and we may review publicly available data for similar companies that are not direct competitors to address issues we may encounter obtaining compensation information for executives holding positions comparable to our executive officers. The peer group market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, firm performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important. As such, the Committee uses peer group and market survey information to put the total compensation proposed to be paid to each named executive officer in context of pay ranges for like positions at similar companies, and it confirms that any variances from median pay levels and market norms are justified in light of the specific circumstances of our financial or business performance and our named executive officers.
The Committee and management use the peer group above for benchmarking compensation levels and firm performance; however, the PSU awards use a broader group of financial services firms for purposes of measuring the relative TSR metric of the PSU awards.
Compensation Consultant
The Committee received advice and recommendations concerning our 2025 executive compensation program from Semler Brossy as its independent compensation consultant.
The Committee considered advice and recommendations received from Semler Brossy in making executive compensation decisions. Semler Brossy did not provide services to us other than the advice provided to the Committee. The Committee determined that Semler Brossy had no conflicts of interest in providing services to the Committee and is independent under the factors set forth in the NYSE rules for compensation committee advisors.
Compensation Policies
Executive Stock Ownership and Prohibition on Hedging and Pledging
We have adopted stock ownership guidelines to ensure that our executives maintain a meaningful equity stake in the company, which aligns management’s interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. Our stock ownership guidelines generally require that our executive officers own a specific multiple of their annual base salary in shares of our common stock. The ownership multiple is eight times the base salary for our CEO, three times the base salary for each of our President, CFO, and business line heads, and one times the base salary for every other executive officer. Whether an executive officer meets the guidelines is determined at the beginning of each year by multiplying his or her share ownership (not including unvested stock awards) by the average daily closing price per share of our common stock on the NYSE for the prior year. If an executive officer is not in compliance with the stock

Executive Compensation: Compensation Discussion and Analysis

ownership guidelines, then he or she must retain at least 50% of the equity awarded to him or her as an executive officer through the Incentive Plan, or acquired upon exercise of stock options, net of taxes and exercise costs. The guidelines apply upon becoming an executive officer and remain in effect while the individual serves as an executive officer. As of December 31, 2025, all of our executive officers are in compliance with this policy.
All of our employees, including our executive officers, as well as our non-employee directors are prohibited from hedging, or entering into any short positions or derivative transactions substantially equivalent to short positions (including protective puts), or pledging any shares of our common stock, including shares they can freely sell.
Termination and Change-in-Control Arrangements
We do not have any single-trigger change-in-control agreements (often referred to as “golden parachute” arrangements) that would pay a certain multiple of an executive’s compensation (e.g., base salary) upon a change-in-control of the company. In certain instances, award agreements and plans may include provisions regarding the payment of compensation in the event of a termination of employment or a change-in-control of our company as follows:
•
All awards granted under the Incentive Plan contain a “double trigger” provision that provides that awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse if the award recipient’s employment is terminated involuntarily (other than for “cause”) within 24 months of the change-in-control.

•
If a change-in-control occurs during the performance period for the PSUs, then each PSU will be converted into a share of restricted stock with time-based vesting (with performance generally determined based on performance until the date that the change-in-control occurs), and, if the executive’s employment with us or one of our affiliates is terminated after the change-in-control and prior to the end of the performance period by us or one of our affiliates without cause, by the executive for good reason, or in connection with the executive’s death, disability or retirement, then all restrictions on such shares of restricted stock will lapse upon such termination.

•
Under the Incentive Plan, following a termination of employment (other than as a result of a change-in-control), our restricted stock awards granted as part of our annual incentive program will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards.

•
Executive officers who are terminated during the year (other than as a result of a change-in-control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee.

Clawback Policies
The Committee has adopted clawback policies that allow the Committee to recover incentive compensation from any current or former executive officer under specific circumstances. The Incentive Compensation Recovery Policy for Accounting Restatements has been adopted in compliance with SEC and NYSE listing standards and provides for the mandatory recovery of incentive compensation that was erroneously awarded to executive officers based on financial statements that are later restated by the company. If the Committee seeks to recover incentive compensation following an accounting restatement, the amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned based on the restated financial results as determined by the Committee. In addition, the Committee has adopted a supplemental discretionary clawback policy which allows the Committee to recover incentive compensation from a current or former executive officer if that executive officer engages in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the company. The incentive compensation recoverable in this circumstance will be based on the Committee’s determination of the harm caused by the executive officer’s conduct and the incentive compensation awarded to the officer with a vesting or performance period during which the conduct took place. Both policies allow for the recovery of any form of incentive compensation, including cash, time-vested restricted compensation, and long-term PSUs.

Executive Compensation: Compensation Discussion and Analysis

Equity Grant Timing Policy
In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our CEO to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards. Stock option awards are not a standard component of our incentive program. In the limited instances where we have granted stock option awards, we have done so in accordance with our standard equity grant timing policy. We did not issue stock options or stock appreciation rights to our named executive officers in 2025.
Tax Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount we may deduct for compensation paid in any year to certain covered employees, including our named executive officers to $1,000,000. This limit on the deductibility for federal tax purposes of compensation amounts paid in excess of $1,000,000 has not impacted the design of our executive compensation program as described in this Compensation Discussion and Analysis, as our Committee continues to emphasize performance-based compensation that aligns with its pay-for-performance compensation philosophy.
Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the foregoing review and discussions, has recommended to the Board the inclusion of the Compensation Discussion and Analysis in the company’s 2025 year-end disclosure documents.
Compensation Committee of the Board of Directors of Piper Sandler Companies
Victoria M. Holt, Chairperson
Thomas S. Schreier
Brian R. Sterling
Scott C. Taylor

Executive Compensation

Summary Compensation Table
The following table contains compensation information for the fiscal years noted in the table for our named executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Bonus(2) ($)	All Other Compensation(3) ($)	Total ($)
Chad R. Abraham CEO	2025	650,000	3,735,355	—	6,165,000	479,684	11,030,039
	2024	650,000	2,587,779	—	4,565,000	623,963	8,426,742
	2023	650,000	3,307,681	3,503,250	3,162,500	568,018	11,191,449
Katherine P. Clune CFO(4)	2025	425,000	1,136,625	—	1,846,875	41,439	3,449,939
	2024	425,000	562,602	—	1,388,750	15,274	2,391,626
James P. Baker Global Co-Head of Investment Banking and Capital Markets	2025	425,000	1,725,338	—	3,356,250	145,756	5,652,344
	2024	425,000	1,155,991	—	2,450,000	207,478	4,238,469
	2023	425,000	1,206,723	—	2,269,063	184,549	4,085,335
Michael R. Dillahunt Global Co-Head of Investment Banking and Capital Markets	2025	425,000	1,725,338	—	3,356,250	141,229	5,647,817
	2024	425,000	1,155,991	—	2,450,000	49,699	4,080,690
	2023	425,000	1,409,165	—	2,269,063	48,899	4,152,127
Jonathan J. Doyle Vice Chairman and Head of Financial Services	2025	500,000	2,165,960	—	2,312,500	1,155,399	6,133,859
	2024	500,000	1,603,355	—	3,084,375	1,234,534	6,422,264
	2023	500,000	2,362,575	—	3,146,875	780,986	6,790,436

(1)
The entries in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the restricted stock, PSUs, and stock option awards computed in accordance with FASB ASC Topic 718. SEC rules do not permit inclusion in a given year of stock awards attributable to a particular year’s performance, as is the case for salary and bonus amounts. For example, the restricted stock and PSU grants disclosed in 2025 were made in February 2025, and were related to 2024 performance. See Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for the assumptions used in the valuation of the awards granted during 2025 in accordance with FASB ASC Topic 718. The grant date value of the restricted stock and PSUs granted during February 2025 if target performance and maximum performance is achieved are as follows:

	Restricted Stock Awards (granted in February 2025 for 2024 performance) ($)	PSUs (granted in February 2025 for 2024 performance)
Name		Target ($)	Maximum ($)
Chad R. Abraham	1,245,211	2,490,144	3,735,216
Katherine P. Clune	378,950	757,675	1,136,513
James P. Baker	575,237	1,150,101	1,725,152
Michael R. Dillahunt	575,237	1,150,101	1,725,152
Jonathan J. Doyle	721,987	1,443,973	2,165,960

(2)
The amounts in this column include for the applicable year (i) the cash compensation earned under our annual incentive program and (ii) the portion of the annual incentive compensation earned during the year and paid in restricted compensation in the form of restricted investment fund shares under our MFRS Plan (which was 50% of the restricted compensation for 2025 annual incentive compensation). The following amounts earned for 2025 performance were paid to the named executive officers in the form of restricted investment fund shares in February 2026: Mr. Abraham: $1,595,000; Ms. Clune: $469,375; Mr. Baker: $756,250; Mr. Dillahunt: $756,250; and Mr. Doyle: $562,500. These restricted investment fund shares will vest in four equal annual installments from the date of grant.

Executive Compensation

(3)
All other compensation for 2025 includes dividends that are accrued on unvested restricted shares and PSUs and only paid to the named executive officer when the underlying shares vest. These dividend payments were the following in 2025: Mr. Abraham: $467,861; Ms. Clune: $30,120; Mr. Baker: $133,933; Mr. Dillahunt: $129,406; and Mr. Doyle: $1,106,253. The other amounts reported include 401(k) matching contributions and insurance premiums for life and long-term disability benefits. Mr. Doyle’s all other compensation includes personal use by Mr. Doyle of aircraft that the company has use of under a contract with FlexJet. Under this contract, the company pays certain hourly and monthly fees for its use of two different airplanes. The incremental cost to the company of Mr. Doyle’s personal use of aircraft during 2025 was $37,209, which represented the sum of the hourly charges associated with Mr. Doyle’s personal flights during the year. The incremental cost excludes monthly fees because such fees do not change based on usage. The incremental cost to the company of Mr. Doyle’s personal use of aircraft during 2024 and 2023 has been corrected from prior years to account for an administrative error in the rate used to determine such incremental cost, with the corrected amounts being $96,672 for 2024 and $44,994 for 2023. We do not reimburse or otherwise gross-up any income tax owed for personal use of the aircraft.

(4)
Ms. Clune was not a named executive officer for 2023. Accordingly, the table above includes the compensation of Ms. Clune for 2024 and 2025 only.

Executive Compensation

Grants of Plan-Based Awards
The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2025.
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(#)(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold	Target	Maximum
Chad R. Abraham	2/18/2025	2/5/2025	12,508	33,352	50,028	—	—	—	2,490,144
	2/18/2025	2/5/2025	—	—	—	16,088	—	—	1,245,211
Katherine P. Clune	2/18/2025	2/5/2025	3,804	10,148	15,224	—	—	—	757,675
	2/18/2025	2/5/2025	—	—	—	4,896	—	—	378,950
James P. Baker	2/18/2025	2/5/2025	5,776	15,404	23,108	—	—	—	1,150,101
	2/18/2025	2/5/2025	—	—	—	7,432	—	—	575,237
Michael R. Dillahunt	2/18/2025	2/5/2025	5,776	15,404	23,108	—	—	—	1,150,101
	2/18/2025	2/5/2025	—	—	—	7,432	—	—	575,237
Jonathan J. Doyle	2/18/2025	2/5/2025	7,252	19,340	29,012	—	—	—	1,443,973
	2/18/2025	2/5/2025	—	—	—	9,328	—	—	721,987

(1)
The amounts in this column reflect the number of PSUs granted to the named executive officers on February 18, 2025, which will be earned and vest based on our adjusted ROE and our relative TSR as measured on a relative basis compared to other companies within the Russell 3000 that have an investment banking GICS code as of the date of the grant over a 36-month performance period. The number of PSUs granted to each named executive officer was determined by dividing a specified dollar value representing a percentage of the individual’s total compensation for 2024 by the fair value of a PSU, rounded up to the nearest whole PSU. The fair market value of each PSU granted on February 18, 2025, was approximately $74.66. The 50% portion of the PSU award that vests based on relative TSR was determined to have a fair value of approximately $35.96 per PSU, and was determined by using a Monte Carlo simulation, which assumed a risk-free interest rate of 4.32% and expected stock price volatility of 34.0%. The remaining 50% of the award that vests based on adjusted ROE was determined to have a fair value of approximately $38.70 per PSU, and was determined based on the closing price of a share of our common stock on the NYSE on February 18, 2025. The number of PSUs reflected in the table above represents the threshold, target, and maximum number of shares of our common stock that may be issued pursuant to the PSU awards depending on the performance metrics that are achieved. If the performance metrics that are achieved for the adjusted ROE and/or the relative TSR measures exceed the target amounts, then the maximum number of shares of common stock that can be earned under the PSU awards is 150% of the target number of shares.

(2)
The February 2025 PSUs do not provide any voting rights, but do provide the recipient with dividend equivalent rights, which will be paid out in cash at the end of the performance period only on those shares that are ultimately earned and vested under the award. Cash dividends are reported as “All Other Compensation” in the Summary Compensation Table. For a more complete description of the PSUs, see “Compensation Discussion and Analysis—Long-Term PSU Awards.”

(3)
The amounts in this column reflect restricted company common stock awards granted to the named executive officers in February 2025 based on their 2024 performance. The shares of restricted stock were granted to these officers on February 18, 2025. All of the restricted stock was granted under the Incentive Plan and will vest in four equal installments on February 16th of each of 2026, 2027, 2028, and 2029 (or the first business day following such date if it falls on a weekend or holiday), assuming the award recipient complies with the terms and conditions of the applicable award agreement. The restricted stock awards are subject to forfeiture prior to vesting following certain terminations of employment, including when the award recipient is terminated for cause, misappropriates confidential company information, participates in or is employed by a talent competitor of the company, or solicits employees, customers or clients of the company, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote all shares of restricted stock they hold, but do not receive accrued dividends until the shares vest. Cash dividends are reported as “All Other Compensation” in the Summary Compensation Table upon vesting. The number of shares of restricted stock awarded to each named executive officer for 2024 performance was determined by dividing specified dollar amounts representing a percentage of the individual’s total annual incentive compensation for 2024 by the closing price of our common stock on the NYSE on the February 18, 2025 grant date.

(4)
The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period under FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2025.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Chad R. Abraham	62,400	—	24.75	2/15/2028	37,644	3,197,105	117,584	9,986,115
	—	300,000	42.69	2/15/2033
Katherine P. Clune	—	—	—	—	36,232	3,077,093	10,148	861,844
James P. Baker	—	—	—	—	16,288	1,383,299	48,968	4,158,730
Michael R. Dillahunt	—	—	—	—	16,868	1,432,557	52,004	4,416,570
Jonathan J. Doyle	—	—	—	—	23,580	2,002,590	76,228	6,473,853

(1)
The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement. The 300,000 unexercisable stock options vast ratably on February 15 of 2026, 2027, and 2028.

Vesting Date	Chad R. Abraham	Katherine P. Clune	James P. Baker	Michael R. Dillahunt	Jonathan J. Doyle
February 16, 2026	19,532	5,164	8,012	8,592	12,840
November 16, 2026	—	11,728	—	—	—
February 16, 2027	10,068	5,164	4,560	4,560	6,076
November 16, 2027	—	11,728	—	—	—
February 16, 2028	4,020	1,224	1,856	1,856	2,332
February 16, 2029	4,024	1,224	1,860	1,860	2,332

(2)
The values in these columns are based on the closing sale price of a share of our common stock on the NYSE on December 31, 2025.

(3)
The numbers in this column reflect the number of PSUs awarded in February of 2023, 2024, and 2025 that will vest on February 28 of 2026, 2027, and 2028, respectively, to the extent earned in accordance with the performance metrics over the three-year performance period. These performance metrics are adjusted ROE and relative total shareholder return. The number of PSUs shown represents the target number of shares of common stock that may be issued pursuant to such award depending on the performance metrics that are achieved.

Executive Compensation

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock options exercised and restricted stock and PSU awards vested during the year ended December 31, 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Chad R. Abraham	101,600	5,762,469	142,384	10,255,718
Katherine P. Clune	—	—	15,664	1,226,902
James P. Baker	—	—	41,852	3,024,153
Michael R. Dillahunt	—	—	40,848	2,955,983
Jonathan J. Doyle	—	—	217,284	16,407,529

(1)
The value realized upon exercise of the stock options reflects the difference between the market price of Piper Sandler Companies common stock at the time of exercise and the exercise price of the option.

(2)
The value realized upon vesting of the restricted stock awards is generally based on the closing sale price of a share of our common stock on the NYSE on February 18, 2025, the date on which the awards vested. In addition, Mr. Doyle received 165,716 vested shares on January 17, 2025, from the special employment-related retention award made to him in connection with our acquisition of Sandler in 2020. The value realized upon vesting of that award is based on the closing sale price of a share of our common stock on the NYSE on January 17, 2025, the date on which the award vested. Ms. Clune received 11,724 vested shares on November 17, 2025, from a sign-on grant made to her in connection with her hiring in 2023. The value realized upon the vesting of that award is based on the closing sale price of a share of our common stock on the NYSE on November 17, 2025. In addition, 100% of the PSUs that were granted to our executive officers in February 2022 vested following the certification by our Committee that certain total shareholder return and ROE metrics were met, and each PSU that vested was settled in a share of our common stock. The value realized upon settlement of the PSUs is based on the closing sale price of a share of our common stock on the NYSE on February 27, 2025.

Potential Payments Upon Termination or Change-in-Control
The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming a change in control (if applicable) and termination on December 31, 2025. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2025, based on the closing price per share of our common stock on the NYSE on such date.
	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination ($)	Involuntary Termination Within 24 Months Following a Change-in-Control ($)	Voluntary Termination ($)	Involuntary Termination Under Severance Plan ($)	Other Involuntary Termination Not for Cause ($)	Death or Disability ($)	Termination for Cause ($)
Chad R. Abraham
Severance(1)	—	—	—	325,000	—	—	—
Restricted Compensation(2)(3)	—	5,964,910	5,964,910	5,964,910	5,964,910	5,964,910	—
PSUs(4)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Stock Options(2)(5)	—	12,671,250	—	4,223,750	4,223,750	12,671,250	—
Katherine P. Clune
Severance(1)	—	—	—	76,923	—	—	—
Restricted Compensation(2)(3)	—	3,958,067	3,958,067	3,958,067	3,958,067	3,958,067	—
PSUs(4)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—

Executive Compensation

	Type of Termination
Name	Change-in-Control Not Followed by Employment Termination ($)	Involuntary Termination Within 24 Months Following a Change-in-Control ($)	Voluntary Termination ($)	Involuntary Termination Under Severance Plan ($)	Other Involuntary Termination Not for Cause ($)	Death or Disability ($)	Termination for Cause ($)
James P. Baker
Severance(1)	—	—	—	212,500	—	—	—
Restricted Compensation(2)(3)	—	2,483,349	2,483,349	2,483,349	2,483,349	2,483,349	—
PSUs(4)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Michael R. Dillahunt
Severance(1)	—	—	—	212,500	—	—	—
Restricted Compensation(2)(3)	—	2,703,818	2,703,818	2,703,818	2,703,818	2,703,818	—
PSUs(4)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Jonathan J. Doyle
Severance(1)	—	—	—	250,000	—	—	—
Restricted Compensation(2)(3)	—	3,740,333	3,740,333	3,740,333	3,740,333	3,740,333	—
PSUs(4)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—

(1)
Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee’s position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the Severance Plan. In addition, under the Severance Plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)
Under the Incentive Plan, in the event of a change-in-control of Piper Sandler, all awards that are continued, assumed or replaced in connection with a change-in-control will vest, be deemed earned or have restrictions lapse if the recipient’s employment is terminated involuntarily (other than for cause) within 24 months of the change-in-control.

(3)
Under the applicable award agreements, all of the restricted stock and MFRS awards will continue to vest following a termination of employment only so long as the termination was not for cause and the employee does not violate certain post-termination restrictions. Vesting of all awards is also accelerated upon a company-determined severance event. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers’ control.

(4)
With respect to PSU awards, under the applicable award agreement, if the change-in-control occurs within the first 12-months of the performance period, each PSU automatically will become one share of restricted stock as if the performance under the award would have been achieved at the target level. If the change-in-control occurs within the second or third year of the performance period, each PSU automatically will become one share of restricted stock based on the actual performance achieved as if the date of the change-in-control were the last day of the performance period. If the named executive officer remains continuously employed by us after the closing of the change-in-control through the end of the 36-month performance period, all shares of restricted stock arising from the PSUs will vest on the last day of the performance period. If the named executive officer’s employment is terminated after the closing of the change-in-control and prior to the end of the performance period (i) by us without cause, (ii) by the named executive officer for good reason, (iii) in connection with the named executive officer’s death or disability or (iv) under such circumstances qualifying as a retirement, all unvested shares of restricted stock arising from the PSUs will vest on the date of termination of the named executive officer’s employment with us. Because the number of PSUs that would become shares of restricted stock in the event of a change-in-control depends on the date of the change-in-control, the total amounts are not determinable at this time. In the absence of a change in control, if the named executive officer’s employment with us terminates because of a

Executive Compensation

company-determined severance event or the named executive officer’s death or disability, then the named executive officer will earn the same number of PSUs that would otherwise be earned pursuant to the award agreement (or in the case of a company-determined severance event, a pro rata portion of such number) but for the named executive officer’s termination. If the named executive officer experiences a voluntary termination under circumstances qualifying as a retirement or involuntary termination without cause, then the named executive officer will earn the same number of PSUs that would otherwise be earned pursuant to the award agreement but for the named executive officer’s termination, as long as the named executive officer does not violate certain post-termination restrictions. The PSUs that might vest in connection with a named executive officer’s termination as a result of a company-determined severance event, his or her death or disability, voluntary termination under circumstances constituting retirement, or involuntary termination are not determinable at this time.
(5)
Under the stock option award agreement, the stock options shall vest ratably on the third, fourth, and fifth anniversary of the date of grant, which was February 15, 2023. If Mr. Abraham is terminated by the company without cause following February 15, 2025, then the portion of the stock option that was scheduled to vest on the next anniversary of the date of grant shall immediately vest in full and may be exercised until February 15, 2033. If Mr. Abraham’s employment is terminated because of Mr. Abraham’s death or disability, all unvested stock options will immediately vest.

Pay Versus Performance
The following table contains additional compensation and performance information for our CEO (our principal executive officer) and other named executive officers (“NEOs”) for the fiscal years noted in the table. The disclosure included in this section is prescribed by SEC rules. For a discussion of how the company views its executive compensation program, including alignment with company performance, see the section titled “Compensation Discussion and Analysis” above.
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($)	Adjusted Pre-Tax Operating Income(4) ($)
					Company TSR ($)	Peer Group TSR(3) ($)
2025	11,030,039	16,339,245	5,220,990	6,809,566	393.64	197.29	281,331,000	410,714,000
2024	8,426,742	27,219,207	4,283,263	9,410,592	340.77	178.82	181,114,000	303,731,000
2023	11,191,449	15,462,145	4,333,669	6,271,701	195.57	139.30	98,973,000	212,943,000
2022	11,109,428	4,446,107	4,981,870	2,245,635	141.95	120.56	101,180,000	269,153,000
2021	9,138,214	19,556,186	5,480,436	10,319,156	185.33	135.87	330,368,000	549,952,000

(1)
The CEO is Chad R. Abraham for all reported years; the other named executive officers included for the year 2025 and 2024 includes Ms. Clune and Messrs. Baker, Dillahunt, and Doyle. The other named executive officers for the years 2023 and 2022 includes Messrs. Baker, Dillahunt, and Doyle as well as our former CFO, Timothy L. Carter. With respect to 2021, this group included Messrs. Baker, Carter, and Doyle and Debbra L. Schoneman, President.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid (“CAP”) to our CEO and the average of our other NEOs is shown below:

	SCT Total ($)	Deduction for SCT Stock and Option Awards ($)	Adjustment for Equity Values* ($)	Compensation Actually Paid ($)
Chad R. Abraham	11,030,039	(3,735,355)	9,044,561	16,339,245
Average of Non-CEO NEOs	5,220,990	(1,688,315)	3,276,891	6,809,566

Executive Compensation

*
The amounts in the Adjustment for Equity Values in the table above are derived from the amounts set forth in the following table:

	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included(a) ($)	Total— Adjustment for Equity Values ($)
Chad R. Abraham	4,924,889	4,540,974	—	(421,302)	—	9,044,561
Average of Non-CEO NEOs	2,225,951	1,064,712	—	(13,772)	—	3,276,891

(a)
All dividends are included in fair value of an equity award or as “All Other Compensation” in the SCT.

(3)
Our peer group used for the TSR calculation is the S&P 500 Financial Services index, which is the industry index used to show our performance in our 2025 Annual Report on Form 10-K for the year ended December 31, 2025. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2020.

(4)
Our company-selected measure, adjusted pre-tax operating income, a non-GAAP measure, is defined and reconciled to the most directly comparable U.S. GAAP financial measure in Appendix A to this proxy statement.

Tabular List of Most Important Performance Measures Used to Determine Compensation Actually Paid for 2025
The following table lists the most important performance measures used by the Committee when determining compensation actually paid for our named executive officers in 2025. The measures in the table are not ranked.
Adjusted Pre-Tax Operating Income*	Adjusted ROE*	Adjusted Earnings Per Share*
Adjusted Net Revenues*	Relative TSR

*
Non-GAAP measures which are defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement.

Relationship Between Pay and Performance
As discussed above in the Compensation Discussion and Analysis sections titled “Relationship between Performance and Total Incentive Pay” and “Annual Incentives Paid in Restricted Compensation,” our executive compensation program is intended to directly align pay with performance, the most important measurement of which is profitability, which is best captured by our adjusted pre-tax operating income.
As a result of the structure of our executive compensation program, the most direct relationship between pay and performance will be between the annual incentive amounts shown in the Supplemental Compensation Table and our adjusted pre-tax operating income, which are both depicted in the section of the Compensation Discussion and Analysis titled “2025 Incentive Compensation Overview.”
The amounts presented in the “Compensation Actually Paid” in the Pay Versus Performance Table above are determined under SEC rules, which require that certain adjustments be made to the SCT totals. Compensation Actually Paid does not necessarily represent the equity value transferred to the applicable NEOs without restriction. As discussed above in the section of the Compensation Discussion and Analysis

Executive Compensation

titled “Executive Compensation Program,” a significant portion of our NEO’s annual incentive compensation is granted in the form of time-vested restricted stock and long-term PSU awards, and the year-to-year fluctuations in the value of outstanding awards based on the year-end to year-end change in our stock price can have a significant impact on the amounts reported as Compensation Actually Paid. The Committee does not consider these fluctuations in value of outstanding awards, or value realized upon vesting of awards, when determining each year’s annual incentive compensation. In addition, our U.S. GAAP net income reflects acquisition-related compensation costs and certain non-compensation costs that the Committee excludes from consideration when assessing profitability and performance.
Nevertheless, because changes in the value of unvested long-term PSU awards and time-vested restricted stock should generally have some correlation with our profitability, a general relationship between Compensation Actually Paid to our named executive officers as disclosed in the Pay Versus Performance Table above and our net income and adjusted pre-tax operating income is shown below:

The Company’s TSR has significantly outperformed the S&P 500 Financial Services Index during the years shown.
We believe that our TSR during these years reflects our continued execution on our strategic growth efforts and strong operating discipline which has resulted in solid results and profitability across the market cycle. We believe these results reflect our diversified platform, expense management, and market share strength. Our profitability during these years determined the annual incentives paid to our named executive officers, and Compensation Actually Paid to our named executive officers reflected the level of our profitability as well as the impact from the performance of our stock price over that time, as reflected below:

Executive Compensation

The Committee considers the Company’s TSR compared to its compensation peer group when determining our named executive officers’ annual incentives, and the Company uses TSR compared to a specifically selected peer group as a performance measure under the long-term PSU award.
CEO Pay Ratio
We reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for our fiscal year ended December 31, 2025 was approximately 49:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
The median employee used to calculate this ratio was newly determined as of December 31, 2025. We identified our median employee based on the total compensation, including wages, base salary, incentives, and all other taxable income, reported in Box 1 on the Form W-2s of all of our employees (including full-time, part-time and temporary employees) for fiscal year 2025 who were employed with the company on December 31, 2025, other than our CEO. This total compensation figure includes the amount of wages or base salary the employee received during 2025, the amount of any cash incentives paid to the employee in the year (which includes annual cash incentives that are generally paid in February for performance during the prior fiscal year), the value of any equity grants that vested during the year based on the value of the shares on the date of vesting, and any perquisites or benefits that were included in the employee’s taxable income. With respect to each non-U.S. employee, we determined a total compensation amount equivalent to what would be reported in Box 1 of a U.S.- based employee’s Form W-2, and this total was then converted into U.S. dollars. We did not include any adjustments for the value of any other benefits provided or the annualization of pay for any employees who were employed by us for only part of the year. The total compensation reported on our employees’ Form W-2s during the fiscal year differs from the annual total compensation disclosed for our CEO in the Summary Compensation Table included herein in many respects due to SEC requirements relating to the timing of the disclosure of various compensation elements in the Summary Compensation Table.
The annual total compensation, as determined in accordance with Regulation S-K, Item 402(c)(2)(x), of our median employee was determined to be $227,702 in 2025, which we then compared to the annual total compensation of our CEO disclosed above in the Summary Compensation Table of $11,030,039. The elements included in the CEO’s annual total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

Executive Compensation

Equity Compensation Plan Information
The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding options and settlement of PSUs granted under our equity plans as of December 31, 2025. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plans for all types of awards.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by shareholders	877,808(1)	$37.47(2)	7,094,184(3)
Equity compensation plans not approved by shareholders(4)	—	n/a	103,960
Total	877,808	—	7,198,144

(1)
Represents 423,068 shares to be issued upon the exercise of outstanding options to purchase our common stock and 454,740 performance-based restricted share units which were granted under the Incentive Plan and outstanding as of December 31, 2025.

(2)
The weighted-average exercise price applies only to the 423,068 outstanding options.

(3)
43,600,000 shares are currently authorized for issuance under the Incentive Plan. In addition to the 423,068 shares to be issued upon the exercise of outstanding options to purchase our common stock, 2,445,936 shares of restricted stock and 454,740 performance-based restricted share units were issued and outstanding as of December 31, 2025. All of the shares available for future issuance under the plan as of December 31, 2025, may be granted in the form of restricted stock, restricted share units, options or another equity-based award authorized under the plan.

(4)
In 2022, we established the Piper Sandler Companies 2022 Employment Inducement Award Plan in connection with our acquisition of DBO Partners, and in 2024, we established the Piper Sandler Companies 2024 Employment Inducement Award Plan in connection with our acquisition of Aviditi Advisors. The NYSE permits the adoption of an equity compensation plan without shareholder approval if awards under the plan are to be a material inducement to prospective employees to accept employment. Accordingly, we utilized these plans to induce employees of DBO Partners and Aviditi Advisors to accept employment with the company in connection with the respective acquisition. On October 7, 2022, in connection with the closing of our acquisition of DBO Partners, we issued 644,120 shares of restricted stock to eight employees of DBO Partners. On August 23, 2024, in connection with the closing of our acquisition of Aviditi Advisors, we issued 171,920 shares of restricted stock to 17 employees of Aviditi Advisors. All of these shares vest on their applicable vesting dates only if the recipient remains an employee of our company through the vesting date. As of December 31, 2025, 253,220 shares of restricted stock issued from the 2022 Employment Inducement Award Plan were issued and outstanding and 75,880 shares remained available for grant, and 138,984 shares of restricted stock issued from the 2024 Employment Inducement Award Plan were issued and outstanding and 28,080 shares remained available for grant.

Executive Compensation

Risk Assessment of Compensation Policies and Practices
In February 2025, our management prepared a company-wide inventory and review of our compensation policies and practices for both executive officers and for employees generally, which management discussed with the Compensation Committee. In connection with this review and discussion, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Security Ownership

SECURITY OWNERSHIP
Stock Ownership Guidelines
We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company to ensure that their interests are aligned with the interests of our shareholders. Our Compensation Committee has adopted stock retention guidelines to establish expectations for our executive officers and non-employee directors with respect to their equity stake in the company. Non-employee directors are expected to own shares of our common stock with a value at least equal to four times the annual basic cash retainer fee paid under our non-employee director compensation program, which does not include fees paid for committee or any other Board service. If a director is not in compliance with the stock ownership guidelines, then he or she must retain at least 50% of the equity awarded to them through the Incentive Plan. The guidelines for non-employee directors applies irrespective of taxes paid for shares awarded. All of our non-employee directors are in compliance with this policy as of December 31, 2025.
The stock retention guidelines applicable to our executive officers and the hedging restrictions applicable to our executive officers and non-employee directors are described above in “Compensation Discussion and Analysis—Compensation Policies—Executive Stock Ownership and Prohibition on Hedging and Pledging.”
Beneficial Ownership of Directors, Nominees and Executive Officers
The following table shows how many shares of our common stock were beneficially owned as of March 24, 2026 by each of our directors, our CEO, our CFO, and our other executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of this date by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.
Name of Beneficial Owner	Shares of Piper Sandler Common Stock*	Phantom Shares**
Chad R. Abraham	413,260(1)	—
James P. Baker	470,256(2)	—
Katherine P. Clune	45,724(3)	—
Michael R. Dillahunt	102,944(4)	—
Jonathan J. Doyle	567,684(5)	—
Stuart M. Essig	700(6)	—
Ann C. Gallo	—	5,508
Victoria M. Holt	1,908(7)	28,004
Robbin Mitchell	—	13,840
Thomas S. Schreier	30,604(8)	—
Philip E. Soran	—	78,884
Brian R. Sterling	90,444(9)	11,892
Scott C. Taylor	33,592(10)	32,460
All directors and executive officers as a group (16 persons)	2,216,892(11)	170,588

*
None of the individuals identified in this table owns more than 1% of Piper Sandler common stock outstanding. As a group, our directors and executive officers hold 3.1% of Piper Sandler common stock. (These percentages are calculated using our outstanding shares as of March 24, 2026.) The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

Security Ownership

**
The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors, as described above under “Compensation Program for Non-Employee Directors.”

(1)
Includes 15,052 shares of restricted stock that will vest on February 16, 2027, 9,004 shares of restricted stock that will vest on February 16, 2028, 9,008 shares of restricted stock that will vest on February 16, 2029, 4,988 shares of restricted stock that will vest on February 16, 2030, 144,000 shares of common stock held by a family trust, and 231,208 shares of common stock held directly.

(2)
Includes 6,924 shares of restricted stock that will vest on February 16, 2027, 4,220 shares of restricted stock that will vest on February 16, 2028, 4,224 shares of restricted stock that will vest on February 16, 2028, 2,364 shares of restricted stock that will vest on February 16, 2029, 205,592 shares of common stock held by family trusts, and 246,932 shares of common stock held directly.

(3)
Includes 11,728 shares of restricted stock that will vest on November 16, 2026, 6,628 shares of restricted stock that will vest on February 16, 2027, 11,728 shares of restricted stock that will vest on November 16, 2027, 2,692 shares of restricted stock that will vest on February 16, 2028, 2,692 shares of restricted stock that will vest on February 16, 2029, 1,468 shares of restricted stock that will vest on February 16, 2030, and 8,788 shares of common stock held directly.

(4)
Includes 6,924 shares of restricted stock that will vest on February 16, 2027, 4,220 shares of restricted stock that will vest on February 16, 2028, 4,224 shares of restricted stock that will vest on February 16, 2029, 2,364 shares of restricted stock that will vest on February 16, 2030, and 85,212 shares of common stock held directly.

(5)
Includes 7,832 shares of restricted stock that will vest on February 16, 2027, 4,092 shares of restricted stock that will vest on February 16, 2028, 4,088 shares of restricted stock that will vest on February 16, 2029, 1,760 shares of restricted stock that will vest on February 16, 2030, and 549,912 shares of common stock held directly.

(6)
All shares beneficially owned by Mr. Essig are held directly.

(7)
All shares beneficially owned by Ms. Holt are held directly.

(8)
All shares beneficially owned by Mr. Schreier are held directly.

(9)
All shares beneficially owned by Mr. Sterling are held directly.

(10)
All shares beneficially owned by Mr. Taylor are held directly.

(11)
Includes 11,728 shares of restricted stock that will vest on November 16, 2026, 56,824 shares of restricted stock that will vest on February 16, 2027, 11,728 shares of restricted stock that will vest on November 16, 2027, 28,904 shares of restricted stock that will vest on February 16, 2028, 28,924 shares of restricted stock that will vest on February 16, 2029, 14,976 shares of restricted stock that will vest February 16, 2030, and 2,063,808 shares of common stock held directly, by family members, or by family trusts.

Security Ownership

Beneficial Owners of More than Five Percent of Our Common Stock
Based on filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than 5% of our common stock, as of March 24, 2026, were as follows:
Name of Beneficial Owner	Shares of Piper Sandler Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,124,616(1)	14.2%

(1)
This information is based on a Schedule 13G/A filed with the SEC on January 23, 2024, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power as to 10,028,380 shares and sole dispositive power as to 10,124,616 shares as of December 31, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of the company’s equity securities with the SEC. Based on a review of such forms furnished to the company and written representations from our executive officers and directors, the company believes that all required Section 16 filing and disclosure requirements were made on a timely basis during fiscal year ended December 31, 2025.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Compensation Committee members have no interlocking relationships as defined by the rules and regulations of the SEC.
Transactions with Related Persons
From time to time in the ordinary course of business, Piper Sandler, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Sandler or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Sandler, such as brokerage, asset management and financial advisory services. Such transactions are made on substantially the same terms and conditions as other similarly-situated clients who are neither directors nor employees.
We have engaged in ordinary course trading, brokerage and capital markets transactions with BlackRock, who is a 5% or greater shareholder of the company. The transactions we conduct with this firm are negotiated on an arms-length basis and contain customary terms and conditions.
From time to time, we permit our employees, including executive officers, and directors who are accredited investors to personally invest in private funds managed by Piper Sandler to support marketing efforts for these funds. To encourage employee participation in these private funds, they may be offered to employees, including executive officers, on a reduced or no management fee basis. Our employees otherwise participate on the same terms as other similarly situated investors in the funds. During 2025, no distributions consisting of profits and other income and/or return of amounts initially invested exceeding $120,000 were made to our executive officers or directors.
Review and Approval of Transactions with Related Persons
To minimize actual and perceived conflicts of interests, the Board has adopted a written policy governing our company’s transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director (including nominees), and (d) the primary business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by the Governance Committee. The Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board also may exercise the powers and duties of the Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the SEC are exempted from the definition of related person transactions under our policy.

Audit Committee Report

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR
Audit Committee Report
The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Sandler Companies for the year ended December 31, 2025, were audited by Ernst & Young LLP, independent auditor for the company.
As part of its activities, the Committee has:
1.
Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2.
Discussed with the independent auditor the matters required to be communicated under applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

3.
Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the company’s system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Piper Sandler Companies the inclusion of the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Audit Committee of the Board of Directors of Piper Sandler Companies
Scott C. Taylor, Chairperson
Stuart M. Essig
Ann C. Gallo
Victoria M. Holt
Auditor Fees
Ernst & Young LLP served as our independent auditor for 2025 and 2024. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2025 and 2024, as well as fees for the review of our interim consolidated financial statements for each quarter in 2025 and 2024 and for all other services performed for 2025 and 2024 by Ernst & Young LLP.
	2025	2024
Audit Fees	$2,161,050	$2,119,200
Audit-Related Fees(1)	$281,000	$258,680
Tax Fees	$0	$0
All Other Fees(2)	$130,200	$62,000
Total	$2,572,250	$2,439,880

(1)
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2025 and 2024 included services relating to IRA Keogh agreed-upon procedures, employee

Audit Committee Report

benefit plan audits, audit procedures related to accounting records required to respond to or comply with financial, accounting, or regulatory matters, internal control reviews and assistance with internal control reporting requirements, including the security custody surprise audit count, and the issuance of an independent auditor’s report on controls placed in operation and tests of operating effectiveness. The services provided also include audit services provided to consolidated investment funds of our alternative asset management business and certain of our alternative asset management funds.
(2)
Other fees include reimbursable expenses, our subscription fee for online research provided by Ernst & Young LLP, and an external quality assessment of internal audit. All of these amounts and the services provided were pre-approved by our Audit Committee in accordance with our pre-approval policy (described below) that applies to any non-audit services that Ernst & Young LLP is engaged to provide.

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.
The Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 27, 2025, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date, and pre-approved any additional audit or audit-related services as disclosed above as necessary during the year.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of the Board has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2026. While it is not required to do so, the Board is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to attend the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.
The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies and our subsidiaries for the year ending December 31, 2026. Proxies will be voted FOR the ratification of auditors if you return a signed proxy card but do not provide voting instructions.

PROPOSAL THREE—ADVISORY (NON-BINDING)
VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to provide advisory approval of the compensation of the officers included in this proxy statement, as we have described it in the “Executive Compensation” section. While this vote is advisory and not binding on our company, the Compensation Committee of the Board will consider the outcome of the vote when making future compensation decisions for our executive officers.
In 2025, we achieved our company’s second-highest adjusted net revenues, adjusted net income, and adjusted earnings per share. Our 2025 financial results reflected strong contributions across our platform, with our second-best years ever for our corporate investment banking, public finance, and fixed income institutional brokerage businesses, and a record year for our equity institutional brokerage business. This performance led to a 22% increase in our adjusted net revenues from 2024, which, combined with our continued emphasis on operating discipline, drove a 39% increase in our adjusted net income.
We believe that these results demonstrate the continued breadth and strength of our diversified platform. Our 2025 performance highlights include:
2025 Operating Performance Highlights
$1.88B Adjusted Net Revenues	We generated adjusted net revenues of $1.88 billion.
$318M Adjusted Net Income	We achieved adjusted net income of $318 million.
$4.43 Adjusted Earnings Per Share	We achieved adjusted earnings per diluted common share of $4.43.

*
Adjusted net revenues, adjusted net income, and adjusted earnings per share are non-GAAP financial measures and are further defined and reconciled to the most directly comparable GAAP financial measure in Appendix A to this proxy statement. Such non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

Proposal Three: Advisory (Non-Binding) Vote on Executive Compensation

2025 Executive Compensation Program Highlights
•
We have designed our compensation programs to be pay-for-performance.

•
Total incentive awards are directly tied to our firm-wide profitability and business line performance.

•
For 2025 performance, total incentive compensation delivered to our named executive officers (in cash, time-vested restricted compensation, and PSU awards) increased overall by 21% as compared to 2024, reflecting the 35% increase in our adjusted pre-tax operating income from 2024.

Adjusted Pre-Tax
Operating Income*
Named Executive Officers’
Annual Incentive Awards
(cash, time-vested restricted
compensation, and PSUs)

*
Adjusted pre-tax operating income is a non-GAAP financial measure and is further defined and reconciled to the most directly comparable U.S. GAAP financial measure in Appendix A to this proxy statement. Such non-GAAP financial measure should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.

The Board of Directors recommends that shareholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement), is hereby approved.
The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution. Proxies will be voted FOR the approval of this resolution if you return a signed proxy card but do not provide voting instructions.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the virtual meeting?
The Board has set March 24, 2026 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 24, 2026, you are entitled to vote at the virtual meeting. As of the record date, 71,271,080 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the virtual meeting.
Why hold a virtual annual meeting?
We believe that a virtual shareholder meeting provides greater access to those who may want to attend our annual meeting, and, therefore, have chosen this over an in-person meeting. We ensure that at our virtual annual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for shareholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our Investors Relations website at www.pipersandler.com as soon as possible after the meeting and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform. We evaluate annually the method of holding the annual meeting, taking into consideration the above factors as well as the proposed agenda items.
What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, a total of 71,271,080 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the virtual meeting?
In accordance with the bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
•
you are present and vote in person at the virtual meeting; or

•
you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

Abstentions and broker non-votes will be counted in determining if there is a quorum.
What is a proxy?
It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2026 annual meeting of shareholders. These executive officers are John W. Geelan and Katherine P. Clune.

Questions and Answers

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?
As permitted by SEC rules and regulations, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.
How can I get electronic access to the proxy materials if I don’t already receive them via e-mail?
To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:
•
through the Internet using www.proxyvote.com;

•
if you request a full set of the proxy materials, you may vote over the telephone by calling a toll-free number; or

•
if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by Internet or telephone, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?
If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Questions and Answers

Can I vote my shares at the virtual meeting?
All shareholders as of the record date may vote during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2026 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials). Even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the virtual meeting. If you submit your vote by proxy and later decide to vote at the annual meeting, the vote you submit at the virtual meeting will override your proxy vote.
What if I do not specify how I want my shares voted?
If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board as follows:
•
FOR all ten of the nominees for director;

•
FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Sandler Companies for the year ending December 31, 2026; and

•
FOR the advisory (non-binding) approval of the compensation of our officers included in this proxy statement.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” NYSE rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2026, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2026, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Sandler & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
Our broker-dealer subsidiary, Piper Sandler & Co., is a member broker of the NYSE and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Sandler & Co. clients. Because Piper Sandler & Co. is our affiliate, NYSE rules prohibit Piper Sandler & Co. from voting uninstructed shares even on routine matters. Instead, Piper Sandler & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
•
by submitting a later-dated proxy by Internet or telephone before 11:59 p.m., Eastern Time, on Tuesday, May 19, 2026 for shares you hold directly, or 11:59 p.m., Eastern Time, on Friday, May 15, 2026 for shares you hold in a retirement plan;

•
by submitting a later-dated proxy to the corporate secretary of Piper Sandler Companies, which must be received by us before the time of the annual meeting;

•
by sending a written notice of revocation to the corporate secretary of Piper Sandler Companies, which must be received by us before the time of the annual meeting; or

Questions and Answers

•
by voting during the webcast of the virtual meeting by visiting www.virtualshareholdermeeting.com/PIPR2026 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

What vote is required to approve each proposal included in the notice of meeting?
•
The ten director nominees who receive the most votes cast at the virtual meeting in person or by proxy will be elected, subject to our majority voting standard in uncontested director elections as further described in the section above titled “Information Regarding the Board of Directors and Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

•
The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the subject matter of the proposal at the virtual annual meeting is required to ratify the selection of our independent auditor.

•
The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the subject matter of the proposal at the virtual annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of our officers included in this proxy statement.

The advisory vote on the compensation of our officers (which was last held at the 2025 annual meeting of shareholders) is not binding on us or the Board, but we will consider the shareholders’ advisory input on this matter when establishing compensation for our executive officers in future years.
How are votes counted?
You may either vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee’s election. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the election of Ernst & Young LLP as our independent auditor for the year ending December 31, 2026, and the advisory say-on-pay vote. If you properly submit your proxy but abstain from voting on any of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
With respect to the vote on each director nominee, under the bylaws’ majority voting standard, each director nominee in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director’s election. For these purposes, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions, a failure to vote, and broker non-votes will not be counted as votes cast either “for” or “against” a director’s election, and will have no effect on the outcome of the vote.
With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2026, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. As further described under “What if I do not specify how I want my shares voted?”, we do not expect any broker non-votes for this proposal.
With respect to the proposal to approve the advisory (non-binding) say-on-pay vote, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank,

Questions and Answers

trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Accordingly, broker non-votes will have no effect on the outcome of this proposal.
How can I attend the meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend the virtual annual meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/PIPR2026 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
Who pays for the cost of proxy preparation and solicitation?
Piper Sandler pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Morrow Sodali LLC to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,000 plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily through the distribution of Notices of Internet Availability of Proxy Materials. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Questions and Answers

SHAREHOLDER PROPOSALS FOR THE 2027
ANNUAL MEETING
In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before December 10, 2026. The proposal should be addressed to Piper Sandler Companies, Attention: John W. Geelan, Secretary, at 350 North 5th St., Ste. 1000, Minneapolis, Minnesota 55401. The proposal must comply with SEC rules and regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In accordance with the bylaws, in order to otherwise be properly brought before the 2027 annual meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than January 20, 2027, and no later than February 19, 2027.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Sandler Companies, Attention: Investor Relations, at 350 North 5th St., Ste. 1000, Minneapolis, Minnesota 55401, or (212) 466-7799. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

Questions and Answers

OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Sandler.
John W. Geelan
Secretary
Dated: April 9, 2026

Appendix A
Reconciliation of U.S. GAAP Financial
Performance Figures
to Adjusted Non-GAAP Financial
Information
This proxy statement includes several “adjusted” financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net revenues, adjusted pre-tax operating income, adjusted operating margin, adjusted net income, adjusted earnings per diluted common share, and adjusted return on average common shareholders’ equity. The corresponding reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included below.
Adjustments to these non-GAAP financial measures include: (1) the exclusion of investment (income)/loss and non-compensation expenses related to noncontrolling interests, (2) the exclusion of interest expense on long-term financing from net revenues, (3) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (4) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (5) the exclusion of amortization of intangible assets related to acquisitions, (6) the exclusion of non-compensation expenses related to regulatory settlements with the SEC and the Commodity Futures Trading Commission regarding compliance with recordkeeping requirements for business-related communications, and (7) the income tax impact allocated to the adjustments. The adjusted weighted average diluted common shares outstanding used in the calculation of adjusted earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to all acquisitions since January 1, 2020.
Management believes that presenting these results and measures on an adjusted, non-GAAP basis in conjunction with the corresponding U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. These adjusted figures are also used by the Compensation Committee of our Board of Directors when reviewing business and individual executive officer performance and determining annual incentive compensation. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP.
Net Revenues:
A reconciliation of U.S. GAAP net revenues to adjusted net revenues:
	Twelve Months Ended December 31,
(Amounts in thousands)	2025	2024	2023	2022	2021
U.S. GAAP net revenues	$1,899,376	$1,525,914	$1,347,967	$1,425,638	$2,031,061
Adjustments:
Investment (income)/loss related to noncontrolling interests(1)	(20,367)	15,128	(22,916)	1,575	(59,050)
Interest expense on long-term financing	—	—	5,146	6,500	8,446
Adjusted net revenues	$1,879,009	$1,541,042	$1,330,197	$1,433,713	$1,980,457

(1)
Amounts related to consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.

Appendix A

Income before Income Tax Expense:
A reconciliation of U.S. GAAP income before income tax expense to adjusted pre-tax operating income:
	Twelve Months Ended December 31,
(Amounts in thousands)	2025	2024	2023	2022	2021
U.S. GAAP income before income tax expense	$374,547	$218,412	$122,586	$134,369	$441,512
Adjustments:
Investment (income)/loss related to noncontrolling interests(1)	(20,367)	15,128	(22,916)	1,575	(59,050)
Interest expense on long-term financing	—	—	5,146	6,500	8,446
Non-compensation expenses related to noncontrolling interests(1)	7,733	8,546	9,434	7,919	7,196
Compensation from acquisition-related agreements	32,658	48,727	51,058	87,525	116,795
Restructuring and integration costs	6,144	2,586	7,749	11,440	4,724
Amortization of intangible assets related to acquisitions	9,999	10,288	19,440	15,375	30,080
Non-compensation expenses from acquisition-related agreements	—	3,089	(1,102)	4,450	249
Non-compensation expenses from regulatory settlements	—	(3,045)	21,548	—	—
Adjusted pre-tax operating income	$410,714	$303,731	$212,943	$269,153	$549,952

(1)
Amounts related to consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.

Net Income:
A reconciliation of U.S. GAAP net income attributable to Piper Sandler Companies to adjusted net income:
	Twelve Months Ended December 31,
(Amounts in thousands)	2025	2024	2023	2022	2021
U.S. GAAP net income attributable to Piper Sandler Companies	$281,331	$181,114	$85,491	$110,674	$278,514
Adjustments:
Compensation from acquisition-related agreements	24,745	38,503	40,591	66,653	93,149
Restructuring and integration costs	4,647	1,996	5,696	8,912	3,544
Amortization of intangible assets related to acquisitions	7,349	7,613	14,288	11,776	23,644
Non-compensation expenses from acquisition-related agreements	—	2,292	(810)	3,302	186
Non-compensation expenses from regulatory settlements	—	(3,293)	21,137	—	—
Adjusted net income	$318,072	$228,225	$166,393	$201,317	$399,037

Appendix A

Earnings Per Diluted Common Share:
A reconciliation of U.S. GAAP earnings per diluted common share to adjusted earnings per diluted common share:
	Twelve Months Ended December 31,
	2025	2024	2023	2022	2021
U.S. GAAP earnings per diluted common share	$3.95	$2.56	$1.24	$1.63	$4.11
Adjustment for inclusion of unvested acquisition-related stock	(0.04)	(0.05)	(0.10)	(0.15)	(0.40)
	$3.91	$2.51	$1.14	$1.48	$3.71
Adjustments:
Compensation from acquisition-related agreements	0.35	0.54	0.59	0.99	1.37
Restructuring and integration costs	0.07	0.03	0.08	0.13	0.05
Amortization of intangible assets related to acquisitions	0.10	0.11	0.21	0.17	0.35
Non-compensation expenses from acquisition-related agreements	—	0.03	(0.01)	0.05	—
Non-compensation expenses from regulatory settlements	—	(0.05)	0.31	—	—
Adjusted earnings per diluted common share	$4.43	$3.17	$2.32	$2.82	$5.48
Weighted Average Diluted Common Shares Outstanding:
A reconciliation of U.S. GAAP weighted average diluted common shares outstanding to adjusted weighted average diluted common shares outstanding:
	Twelve Months Ended December 31,
(Amounts in thousands)	2025	2024	2023	2022	2021
U.S. GAAP weighted average diluted common shares outstanding	71,140	70,780	68,896	67,860	67,818
Adjustment:
Unvested acquisition-related restricted stock with service conditions	579	1,173	2,859	3,638	5,005
Adjusted weighted average diluted common shares outstanding	71,719	71,953	71,755	71,498	72,823
Adjusted Return on Average Common Shareholders’ Equity:
Adjusted return on average common shareholders’ equity is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders’ equity.
Adjusted Operating Margin:
Adjusted operating margin represents adjusted pre-tax operating income as a percentage of adjusted net revenues.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV85471-P48439For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !PIPER SANDLER COMPANIES C/O BROADRIDGEP.O. BOX 1342 BRENTWOOD, NY 11717 Nominees:1. Election of Directors The Board of Directors recommends you vote FOR the following proposals:PIPER SANDLER COMPANIESPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2026.3. An advisory (non-binding) vote to approve the compensation of the officers disclosed in the enclosed proxy statement, or say-on-pay vote.Note: To consider and act on such other business as may properly come before the meeting or any adjournment or postponement thereof.1a. Chad R. Abraham1b. Jonathan J. Doyle1c. Stuart M. Essig1d. Ann C. Gallo1e. Victoria M. Holt1f. Robbin Mitchell1g. Thomas S. Schreier1h. Philip E. Soran1i. Brian R. Sterling1j. Scott C. TaylorSCAN TO VIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on Tuesday, May 19, 2026, for shares held directly and by 11:59 P.M. Eastern Time on Friday, May 15, 2026, for shares held in a retirement plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PIPR2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on Tuesday, May 19, 2026, for shares held directly and by 11:59 P.M. Eastern Time on Friday, May 15, 2026, for shares held in a retirement plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V85472-P48439Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.pipersandler.com/proxymaterials.ANNUAL MEETING OF SHAREHOLDERSWednesday, May 20, 2026 1:00 p.m. (Central Time) Piper Sandler CompaniesVirtually at www.virtualshareholdermeeting.com/PIPR2026PIPER SANDLER COMPANIESPROXY FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSI appoint John W. Geelan and Katherine P. Clune, together and separately, as proxies, to vote all shares of common stock that I have power to vote at the Annual Meeting of Shareholders to be held on May 20, 2026, virtually at www.virtualshareholdermeeting.com/PIPR2026 and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof, and they may name others to take their place. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy card will be voted FOR the election of each of the nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.Continued and to be signed on reverse side